                                                                  Exhibit (2)(b)

                                                                  EXECUTION COPY


================================================================================



                          AGREEMENT AND PLAN OF MERGER


                                     Among


                                      GEC
                                  INCORPORATED


                                      GEC
                               ACQUISITION CORP.

                                      and


                               FORE SYSTEMS, INC.



                           Dated as of April 26, 1999


================================================================================

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                                     ARTICLE I

                                                    Definitions
SECTION 1.01.  Definitions....................................................................................    2
SECTION 1.02.  Rules of Construction..........................................................................    2


                                                    ARTICLE II

                                                     The Offer

SECTION 2.01.  The Offer      ................................................................................    2
SECTION 2.02.  Company Actions................................................................................    4
SECTION 2.03.  Stockholder Lists..............................................................................    5
SECTION 2.04.  Composition of the Board of
                 Directors; Section 14(f).....................................................................    5


                                                    ARTICLE III

                                                    The Merger

SECTION 3.01.  The Merger.....................................................................................    7
SECTION 3.02.  Effective Time ................................................................................    7
SECTION 3.03.  Effect of the Merger...........................................................................    7
SECTION 3.04.  Certificate of
                 Incorporation; By-laws.......................................................................    7
SECTION 3.05.  Directors and Officers.........................................................................    8
SECTION 3.06.  Stock Options  ................................................................................    8
SECTION 3.07.  Stockholders' Meeting..........................................................................    9


                                                    ARTICLE IV

                                Conversion of Securities; Exchange of Certificates

SECTION 4.01.  Merger Consideration;
                              Conversion and
                              Cancellation of Securities......................................................   10
SECTION 4.02.  Exchange of Certificates.......................................................................   11
SECTION 4.03.  Dissenting Shares..............................................................................   13
SECTION 4.04.  Closing        ................................................................................   13
SECTION 4.05.  Stock Transfer Books...........................................................................   13

                                                                                                  Contents, p. 2



                                                                                                               Page
                                                                                                               ----
                                                     ARTICLE V

                                   Representations and Warranties of the Company
                                   ---------------------------------------------
SECTION 5.01.  Organization and
                 Qualification;
                 Subsidiaries................................................................................    14
SECTION 5.02.  Certificate of Incorporation
                 and By-laws.................................................................................    14
SECTION 5.03.  Capitalization................................................................................    15
SECTION 5.04.  Authorization of Agreement....................................................................    16
SECTION 5.05.  Approvals.....................................................................................    17
SECTION 5.06.  No Violation..................................................................................    18
SECTION 5.07.  Reports and Financial
                 Statements..................................................................................    18
SECTION 5.08.  No Undisclosed Liabilities....................................................................    19
SECTION 5.09.  No Material Adverse Effect;
                 Conduct.....................................................................................    20
SECTION 5.10.  Schedule 14D-9; Offer
                 Documents; Proxy Statement..................................................................    21
SECTION 5.11.  Properties and Assets.........................................................................    22
SECTION 5.12.  Material Contracts............................................................................    22
SECTION 5.13.  Litigation; Compliance with
                 Laws........................................................................................    23
SECTION 5.14.  Employee Benefit Plans........................................................................    23
SECTION 5.15.  Labor Matters.................................................................................    26
SECTION 5.16.  Taxes.........................................................................................    26
SECTION 5.17.  Environmental Matters.........................................................................    28
SECTION 5.18.  Intellectual Property.........................................................................    29
SECTION 5.19.  Brokers.......................................................................................    33
SECTION 5.20.  Opinion of Financial Advisor..................................................................    33
SECTION 5.21.  Year 2000.....................................................................................    33
SECTION 5.22.  Insurance.....................................................................................    34


                                                    ARTICLE VI

                              Representations and Warranties of the Parent Companies
                              ------------------------------------------------------

SECTION 6.01.  Organization and
                 Qualification;
                 Subsidiaries................................................................................    34
SECTION 6.02.  Authorization of Agreement....................................................................    34
SECTION 6.03.  Approvals.....................................................................................    35
SECTION 6.04.  No Violation..................................................................................    35
SECTION 6.05.  Proxy Statement; Schedule
                 14D-9.......................................................................................    36

                                                                                                   Contents, p. 3



                                                                                                               Page
                                                                                                               ----
SECTION 6.06.  Sufficient Funds..............................................................................    36
SECTION 6.07.  Brokers.......................................................................................    37


                                                    ARTICLE VII

                                                     Covenants
                                                     ---------
SECTION 7.01.  Conduct of Business of the
                  Company. ..................................................................................    37
SECTION 7.02.  Prohibited Actions by the
                  Company....................................................................................    37
SECTION 7.03.  No Solicitation...............................................................................    40
SECTION 7.04.  Access to Information.........................................................................    44
SECTION 7.05.  Confidentiality Agreement.....................................................................    44
SECTION 7.06.  Reasonable Efforts............................................................................    45
SECTION 7.07.  Public Announcements..........................................................................    45
SECTION 7.08.  Employee Agreements...........................................................................    45
SECTION 7.09.  State Takeover Statutes.......................................................................    46
SECTION 7.10.  Employee Benefit Plans........................................................................    46
SECTION 7.11.  Indemnification of Directors
                  and Officers...............................................................................    47
SECTION 7.12.  Event Notices and Other
                  Actions....................................................................................    48
SECTION 7.13.  Third Party Standstill
                  Agreements; Tortious
                  Interference...............................................................................    49


                                                   ARTICLE VIII

                                                Closing Conditions
                                                ------------------

                                                    ARTICLE IX

                                         Termination, Amendment and Waiver
                                         ---------------------------------

SECTION 9.01.  Termination...................................................................................    50
SECTION 9.02.  Effect of Termination.........................................................................    52
SECTION 9.03.  Amendment.....................................................................................    52
SECTION 9.04.  Extension; Waiver.............................................................................    52
SECTION 9.05.  Fees, Expenses and Other
                  Payments...................................................................................    52

                                                                                                  Contents, p. 4



                                                                                                               Page
                                                                                                               ----
                                                     ARTICLE X

                                                General Provisions
                                                ------------------
SECTION 10.01.  Nonsurvival of
                   Representations,
                   Warranties and Agreements.....................................................................54
SECTION 10.02.  Notices..........................................................................................54
SECTION 10.03.  Headings.........................................................................................55
SECTION 10.04.  Severability.....................................................................................55
SECTION 10.05.  Entire Agreement.................................................................................55
SECTION 10.06.  Assignment.......................................................................................56
SECTION 10.07.  Parties in Interest..............................................................................56
SECTION 10.08.  Failure or Indulgence Not
                   Waiver; Remedies
                   Cumulative....................................................................................56
SECTION 10.09.  GOVERNING LAW ...................................................................................56
SECTION 10.10.  Enforcement......................................................................................56
SECTION 10.11.  Counterparts.....................................................................................57

                                                      ANNEXES

Annex A  -  Schedule of Defined Terms
Annex B  -  Conditions of the Offer

                         AGREEMENT AND PLAN OF MERGER dated as of April 26, 1999
               (this "Agreement"), among GEC INCORPORATED, a Delaware
                      ---------
               corporation ("Parent"), GEC ACQUISITION CORP., a Delaware
                             ------
               corporation and a wholly owned subsidiary of PARENT ("Purchaser"), and FORE SYSTEMS, INC., a Delaware corporation
                 ---------
               (the "Company"). Parent and Purchaser are sometimes referred to
                     -------
               herein as the "Parent Companies."
                              ----------------


          WHEREAS the respective Boards of Directors of the Company, Parent, and Purchaser have unanimously approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement.

          WHEREAS, in furtherance of such acquisition, Parent proposes to cause Purchaser to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the issued and
                                     -----
outstanding shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") at a price per share of Company Common Stock of $35.00,
----------------------
net to the seller in cash, upon the terms and subject to the conditions set forth in this Agreement.

          WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware, Purchaser will merge with and into the Company and the Company will be the Surviving Corporation (as defined below).

          WHEREAS, simultaneously with the delivery and execution of this Agreement and as an inducement to Parent and Purchaser to enter into this Agreement, the Company and Purchaser are entering into a stock option agreement dated the date hereof (the "Option Agreement").
                            ----------------

          WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and Purchaser, on the one hand, and certain stockholders of the Company are entering into an agreement dated the date hereof (the "Stockholders Agreement") pursuant to which such stockholders have agreed to
-----------------------
take specified actions in furtherance of the transactions contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01.  Definitions.  Certain capitalized and other terms used
                         ------------
in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

          SECTION 1.02.  Rules of Construction.  When a reference is made in
                         ----------------------
this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Unless the context otherwise requires, as used in this Agreement: (a) a term has the meaning ascribed to it; (b) "or" is not exclusive; (c) whenever the words "include," "includes" or "including" are used, they shall be deemed to be followed by the words "without limitation"; and
(d) words in the singular include the plural and words in the plural include the singular.


                                   ARTICLE II

                                   The Offer
                                   ---------

          SECTION 2.01.  The Offer.  (a)  Subject to the conditions of this
                         ----------
Agreement including those set forth in Annex B hereto, as promptly as practicable but in no event later than five Business Days after the date of this Agreement, Purchaser shall, and Parent shall cause Purchaser to, commence the Offer within the meaning of the applicable Regulations of the SEC. The obligation of Purchaser to, and of Parent to cause Purchaser to, commence the Offer or accept for payment, or pay for, any shares of Company Common Stock tendered pursuant to the Offer shall be subject to the conditions set forth in Annex B (any of which may be waived by Purchaser in its sole and reasonable judgment provided that, without the consent of the Company, Purchaser may not
         --------
waive the Minimum Tender Condition) and to the other provisions of this Agreement. The initial expiration date of the Offer shall be the 20th Business Day following the commencement of the Offer (determined using Rule 14d-1(e)(6) under the Exchange Act). Purchaser expressly reserves the right to modify the terms of the Offer, except that, without the consent of the Company, Purchaser shall not (i) reduce the number of shares of Company Common Stock subject to the
Offer, (ii) reduce the price per share of Company Common Stock to be paid pursuant to the Offer, (iii) modify or add to the conditions set forth in Annex B in any manner adverse to the holders of shares of Company Common Stock, (iv) except as provided in the next sentence, extend the Offer, (v) change the form of consideration payable in the Offer or (vi) otherwise amend the Offer in any manner adverse to the holders of shares of Company Common Stock. Notwithstanding the foregoing, Purchaser may, without the consent of the Company, (i) extend the Offer, if at the scheduled expiration date of the Offer any of the conditions to Purchaser's obligation to purchase shares of Company Common Stock are not satisfied, until such time as such conditions are satisfied or waived; provided,
                                                                       --------
however, that the expiration date shall not be later than the Termination Date
-------
as a result of such extension, (ii) extend the Offer for a period of not more than 10 Business Days beyond the expiration date that would otherwise be permitted under clause (i) of this sentence, if on the date of such extension
(x) less than 90% of the Fully Diluted Shares have been validly tendered and not properly withdrawn pursuant to the Offer and (y) Purchaser has permanently waived all of the conditions to the Offer set forth in Annex B (other than conditions that are not legally capable of being satisfied and conditions that have not been satisfied because of the willful or intentional action or inaction of the Company), and (iii) extend the Offer for any period required by any Regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer. If, on any scheduled expiration date of the Offer, any of the conditions set forth in Annex B have not been satisfied or waived and such unsatisfied conditions are still capable of being satisfied, the Company may require Purchaser to extend the expiration date of the Offer for a period of not more than 10 Business Days; provided, however, that Purchaser shall not be
                                --------  -------
required to extend the expiration date later than the Termination Date. On the terms and subject to the conditions of the Offer and this Agreement, Purchaser shall, and Parent shall cause Purchaser to, pay for all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer that Purchaser becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer.

          (b) Notwithstanding anything to the contrary contained in this Agreement, Parent and Purchaser shall not be required to commence the Offer in any jurisdiction other than the United States of America.

          (c) On the date of the commencement of the Offer, Purchaser shall file with the SEC a Tender Offer Statement on Schedule 14D-1 with respect to the Offer ("Schedule 14D-1") which will contain an offer to purchase and form of the
        --------------
related letter of transmittal (the Schedule 14D-1 and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, collectively, the "Offer Documents"). Parent, Purchaser,
                                          ---------------
and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Parent and Purchaser further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and be disseminated to holders of shares of Company Common Stock, in each case, as and to the extent required by applicable federal securities Laws. Parent and Purchaser agree to give the Company and its counsel a reasonable opportunity to review and comment on the Offer Documents prior to the filing of the Offer Documents with the SEC. Purchaser agrees to provide the Company and its counsel in writing with any comments Purchaser and its counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof.

          SECTION 2.02.  Company Actions.  The Company hereby consents to the
                         ----------------
Offer and represents that its Board of Directors (at a meeting duly called and held) has unanimously (a) determined that the Offer and the Merger are fair to the stockholders of the Company and are in the best interests of the stockholders of the Company, (b) approved this Agreement, the Offer, the Merger and the other Transaction Agreements, including for purposes of Section 203 of the DGCL, and (c) recommended acceptance of the Offer and approval and adoption of this Agreement and the Merger by the stockholders of the Company which approval constitutes approval of each of the Transactions for purposes of the applicable provisions of the DGCL. The Financial Advisor has delivered to the Board of Directors of the Company its opinion that the consideration to be received by the holders of shares of Company Common Stock in the Offer and the Merger is fair to the holders of shares of Company Common Stock from a financial point of view. The Company hereby agrees to file a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") containing such recommendation with the SEC (and
              --------------
the information required by Section 14(f) of the Exchange Act) and to mail such
Schedule 14D-9 to the stockholders of the Company; provided that such
                                                   --------
recommendation may be withdrawn, modified or amended by the Company's Board of Directors only to the extent permitted by Section 7.03(b). Such Schedule 14D-9 shall be filed on the same date as Purchaser's Schedule 14D-1 is filed and mailed together with the Offer Documents. Each of the Company, Parent, and Purchaser agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the holders of shares of Company Common Stock, in each case, as and to the extent required by applicable federal securities Laws. The Company agrees to give Purchaser and its counsel a reasonable opportunity to review and comment on the
Schedule 14D-9 prior to the Company's filing of the Schedule 14D-9 with the SEC. The Company agrees to provide Purchaser and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt thereof.

          SECTION 2.03.  Stockholder Lists.  In connection with the Offer, the
                         ------------------
Company will promptly furnish Purchaser with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of shares of Company Common Stock as of a recent date and of those Persons becoming record holders subsequent to such date (to the extent available), together with all other information in the Company's possession or control regarding the beneficial owners of shares of Company Common Stock and shall furnish Purchaser with such information and assistance (including, to the extent available, updated lists of stockholders, security position listings and computer files) as Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of shares of Company Common Stock.

          SECTION 2.04.  Composition of the Board of Directors; Section 14(f).
                         -----------------------------------------------------
Promptly upon the acceptance for payment of, and payment by Purchaser for, any shares of Company Common Stock pursuant to the Offer, Purchaser shall be entitled to designate such number of directors on the Board of Directors of the Company as will give Purchaser, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors of the Company equal to at least that number of directors, rounded up to the next whole number, which is the product of (a) the total number of directors on the Company's Board of Directors (giving effect to the directors elected pursuant to this sentence) multiplied by (b) the percentage that (i) such number of shares of Company Common Stock so accepted for payment and paid for by Purchaser plus the number of shares of Company Common Stock otherwise owned by Purchaser or any other Subsidiary of Parent bears to
(ii) the number of such shares outstanding, and the Company shall, at such time, cause Purchaser's designees to be so elected; provided, however, that in the
                                              --------  -------
event that Purchaser's designees are appointed or elected to the Board of Directors of the Company, until the Effective Time the Board of the Directors of the Company shall have at least two directors who are directors on the date of this Agreement (the "Independent Directors"); and provided further that, in such
                     ---------------------        ----------------
event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall be entitled to designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Director then remains, the other directors promptly shall designate two persons to fill such vacancies who shall not be officers, employees, stockholders or Affiliates of Parent or Purchaser, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable Law, the Company shall take all action reasonably requested by Parent necessary to effect any such election, including mailing to its stockholders the information statement required under Rule 14f-1 containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company shall make such mailing with the mailing of the Schedule 14D-9. Purchaser's designees shall be divided between the classes of directors as necessary to comply with the requirements of the Company's bylaws. In connection with the foregoing, the Company shall promptly, at the option of Purchaser, either increase the size of the Board of Directors of the Company or obtain the resignation of such number of its current directors as is necessary to enable Purchaser's designees to be elected or appointed to the Board of Directors of the Company as provided above. The date on which Purchaser's designees constitute a majority of the Company's Board of Directors is herein referred to as the "Control Date." Following the
                                                 ------------
Control Date but prior to the Effective Time, no amendment or waiver of this Agreement on the Company's behalf pursuant to Sections 9.03 and 9.04, respectively, and no termination of this Agreement pursuant to Section 9.01(a) shall be valid, unless a majority of Independent Directors approve such amendment, waiver or termination, as the case may be.

                                  ARTICLE III

                                   The Merger
                                   ----------

          SECTION 3.01.  The Merger.  Subject to the terms and conditions and in
                         -----------
reliance upon the representations, warranties, covenants and agreements contained herein, Purchaser shall merge with and into the Company at the Effective Time (the "Merger"). The terms and conditions of the Merger and the
                     ------
mode of carrying the same into effect shall be as set forth in this Agreement. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the Surviving Corporation. At the election of Parent, subject to Section 10.06, Parent or any Affiliate of Parent may be substituted for Purchaser as a constituent corporation in the Merger.

          SECTION 3.02.  Effective Time.  As soon as practicable after the
                         ---------------
satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State
                            ---------------------
of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL.

          SECTION 3.03.  Effect of the Merger.  At the Effective Time, the
                         ---------------------
effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Purchaser and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Purchaser and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 3.04.  Certificate of Incorporation; By-laws.  (a)  The
                         --------------------------------------
Certificate of Incorporation of the Purchaser in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law; provided that the
                                                             --------
name of the Surviving Corporation as set forth in its Certificate of Incorporation shall be changed at the Effective Time to reflect FORE Systems, Inc. as the name of the Surviving Corporation.

          (b) The By-laws of Purchaser as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law; provided, however, that the
                                                  --------  -------
By-laws of Purchaser shall be amended prior to the Effective Time to the extent necessary to comply with Purchaser's obligations under the first sentence of
Section 7.11(a).

          SECTION 3.05.  Directors and Officers.  The directors of Purchaser
                         -----------------------
immediately prior to the Effective Time and/or any individuals designated by Parent shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time and/or any individuals designated by Parent shall be the officers of the Surviving Corporation, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualify.

          SECTION 3.06.  Stock Options.  (a)  Except as provided herein, upon
                         --------------
consummation of the Merger, all then outstanding vested and unvested Company Stock Options and all Company Common Stock subject to a vesting requirement ("Restricted Stock") shall be cancelled in exchange for a cash payment from the
------------------
Company to the holder of a Company Stock Option or Restricted Stock equal to (i) in the case of Company Common Stock Options, the product of (x) the difference between the Per Share Merger Consideration and the per share exercise price of the holder's Company Stock Option multiplied by (y) the number of shares of Company Common Stock subject to the holder's Company Stock Option and (ii) in the case of Restricted Stock, the number of shares of the holder's Restricted Stock multiplied by the per share Merger Consideration. In the case of all unvested Company Stock Options, such cash payment shall be made on the date that is 90 days after the Effective Time. All applicable Taxes shall be withheld from any proceeds payable under this Section 3.06(a). Following the expiration of the Offer and the purchase of Shares pursuant thereto and prior to the Effective Time, Parent may, at its option, provide to each holder of an outstanding Company Stock Option who is an "accredited investor" (within the meaning of the Securities Act), in lieu of the cash payment pursuant to the foregoing sentence, an alternative, at such holder's option, of converting such Company Stock Option into phantom stock units, having the same economic value and terms of such Company Stock Options and the value of which will thereafter be based on the market value of the ordinary shares of The General Electric Company, p.l.c.

          (b) Except as provided herein or as otherwise agreed to by the parties, (i) the Company Option Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant by the Company or any of its Subsidiaries of any interest in respect of the capital stock of the Company or any of its Subsidiaries shall be terminated as of the Effective Time, and (ii) following the Effective Time no holder of Company Stock Options or any participant in the Company Option Plans or any other such plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.


          SECTION 3.07.  Stockholders' Meeting.  (a)  If the adoption of this
                         ----------------------
Agreement by the Company's stockholders is required by Law, the Company shall, at Parent's request, as soon as practicable following the expiration of the Offer, prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC or its staff with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects, unless such mailing is required by Law. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC.

          (b) If the adoption of this Agreement by the Company's stockholders is required by Law, the Company shall, at Parent's request, as soon as practicable following the expiration of the Offer and the purchase of Shares pursuant thereto, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting") for the purpose of seeking
                   -----------------------------
the Company Stockholder Approval. The Company shall, through the Board of Directors of the Company, give the recommendation referred to in Section 2.02. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 3.07(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal. Notwithstanding the foregoing, (i) if Purchaser or any other Subsidiary of Parent shall acquire at least 90% of the outstanding shares of Company Common Stock, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a stockholders meeting in accordance with Section 253 of the DGCL and (ii) the parties shall, at the request of Parent, take all necessary and appropriate action to effect the Merger through a written consent in lieu of the Company Stockholders' Meeting to the extent permitted by, and in accordance with, applicable Law.

          (c) Parent will provide the Company with the information concerning Parent and Purchaser required to be included in the Proxy Statement and will vote, or cause to be voted, all shares of Company Common Stock owned by it or its Subsidiaries in favor of the adoption of this Agreement.


                                   ARTICLE IV

               Conversion of Securities; Exchange of Certificates
               --------------------------------------------------

          SECTION 4.01.  Merger Consideration; Conversion and Cancellation of
                         ----------------------------------------------------
Securities.  At the Effective Time, by virtue of the Merger and without any
-----------
action on the part of the Parent Companies, the Company or the holders of any of the following securities:

          (a) Subject to Section 4.03, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares of Company Common Stock described in Section 4.01(c)) shall be converted into the right to receive $35.00 in cash, without interest thereon (the "Per Share Merger Consideration").
                   ------------------------------

          (b) All shares of Company Common Stock converted pursuant to Section 4.01(a) shall cease to be outstanding and shall automatically be cancelled and retired, and each holder of a Certificate previously evidencing such shares of Company Common Stock shall cease to have any rights as a stockholder of the Company, except the right to receive the Per Share Merger Consideration for each such share.

          (c) Each share of Company Common Stock that is owned by the Company, Parent or Purchaser immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor. Each share of Company Common Stock owned by any Subsidiary of the Company or Parent (other than Purchaser) immediately prior to the Effective Time shall remain outstanding without change.

          (d) Each share of common stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding as one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          SECTION 4.02.  Exchange of Certificates. (a)  Exchange Fund.  Parent
                         -------------------------      --------------
shall deposit, or cause to be deposited, on a timely basis as and when the Paying Agent requires after the Effective Time with the Paying Agent in the Exchange Fund, for the payment of the Merger Consideration through the Paying Agent upon surrender of Certificates in accordance with Section 4.02(c), cash in an amount sufficient to make the cash payments due under Section 4.01(a). The Exchange Fund shall not be used for any other purpose except as specified in this Section 4.02.

          (b)  Letter of Transmittal.  As soon as reasonably practicable after
               ----------------------
the Effective Time, Parent will cause the Paying Agent to send a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) to each record holder of shares of Company Common Stock immediately prior to the Effective Time, along with other appropriate materials for use in surrendering Certificates to the Paying Agent.

          (c)  Exchange Procedures.  As soon as reasonably practicable after the
               --------------------
Effective Time, the Paying Agent shall distribute to each former holder of shares of Company Common Stock, upon surrender to the Paying Agent for cancellation of one or more Certificates, the Merger Consideration. If the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or Certificates are registered, it shall be a condition of payment of the Merger Consideration that the surrendered Certificate or Certificates shall be properly endorsed, with signatures guaranteed, or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the surrendered Certificate or Certificates or such Person shall establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 4.02(c), each Certificate shall be deemed from and after the Effective Time to represent only the right to receive upon such surrender the Per Share Merger Consideration for each share of Company Common Stock evidenced by such Certificate. In no event shall the holder of any such surrendered Certificate be entitled to receive interest on any cash to be received in the Merger. Neither the Paying Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any amount paid to a public official or Governmental Authority pursuant to any applicable abandoned property, escheat, or similar Law. If any Certificate has not been surrendered prior to the date which is five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority), any such cash in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

          (d)  Termination of Exchange Fund.  Any portion of the Exchange Fund
               -----------------------------
which remains unclaimed by the former holders of shares of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any former holders of shares of Company Common Stock who have not theretofore complied with this Article IV shall thereafter look only to Parent for any cash payment to which they are entitled.

          (e)  Investment of Exchange Fund.  The Paying Agent shall invest any
               ----------------------------
cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

          (f)  Withholding of Tax.  Parent or any of its Affiliates shall be
               -------------------
entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of shares of Company Common Stock such amounts as Parent (or any Affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent and paid by Parent to the applicable taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of shares of Company Common Stock in respect of which such deduction and withholding was made by Parent.

          SECTION 4.03.  Dissenting Shares.  Notwithstanding anything in this
                         ------------------
Agreement to the contrary, shares of Company Common Stock ("Dissenting Shares")
                                                            -----------------
which are issued and outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such Dissenting Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL ("Section 262") shall not be converted as
                                         -----------
provided in Section 4.01(a), but rather the holders of Dissenting Shares shall be entitled only to payment of the fair value of such Dissenting Shares in accordance with Section 262; provided, however, that if any such holder shall
                             --------  -------
fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the Merger Consideration as provided in Section 4.01(a). The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          SECTION 4.04.  Closing.  The closing (the "Closing") of the Merger
                         --------                    -------
shall take place at the offices of Cravath, Swaine & Moore, at 825 Eighth Avenue, New York, NY at 10 a.m. on a date as soon as practicable following the date on which the conditions to the Closing (other than those that, by their terms, are to be satisfied at the Closing) have been satisfied or waived, or at such other place, time and date as the parties hereto may agree. At the conclusion of the Closing on the Closing Date, the parties hereto shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware.

          SECTION 4.05.  Stock Transfer Books.  At the Effective Time, the stock
                         ---------------------
transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.


                                   ARTICLE V

                 Representations and Warranties of the Company
                 ---------------------------------------------

          Except as set forth in the Company SEC Documents filed and available prior to the date of this Agreement or, with respect to any Section of this
Article V, as set forth in the section of the Company's Disclosure Letter that specifically relates to such Section, the Company hereby represents and warrants to the Parent Companies that:

          SECTION 5.01.  Organization and Qualification; Subsidiaries.  The
                         ---------------------------------------------
Company and each Subsidiary of the Company are legal entities duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation or organization, have all requisite power and authority and possess all governmental franchises and Permits necessary to enable them to own, lease and operate their respective properties and assets and to carry on their business as it is now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties and assets makes such qualification necessary, other than such franchises and Permits and qualifications the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Section 5.01 of the Company's Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all the Company's directly or indirectly owned Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned of record or beneficially by the Company or another Subsidiary of the Company. Except for such Subsidiaries and as disclosed in Section 5.01 of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries owns an equity interest in any partnership or joint venture arrangement or other business entity.

          SECTION 5.02.  Certificate of Incorporation and By-laws.  The Company
                         -----------------------------------------
has heretofore furnished or made available to Parent complete and correct copies of the certificate of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Company. Neither the

Company nor any of its Subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws (or equivalent organizational documents).

          SECTION 5.03.  Capitalization.  (a)  The authorized capital stock of
                         ---------------
the Company consists of (i) 300,000,000 shares of Company Common Stock of which, as of April 24, 1999, 116,519,333 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, and (ii) 5,000,000 shares of preferred stock, none of which are issued and outstanding. As of April 24, 1999, there were 21,815,997 shares of Company Common Stock reserved for future issuance pursuant to outstanding Company Stock Options granted pursuant to the Company Option Plans.

          (b) Except as set forth in Section 5.03(a), no shares of Company Common Stock are reserved for issuance, and, except for the Company Stock Options, as listed in Section 5.03(b) of the Company's Disclosure Letter, there are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, contracts, agreements, commitments or arrangements obligating the Company
(i) to offer, sell, issue or grant any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities that are convertible into or exchangeable for any shares of, capital stock of the Company, (ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company or (iii) to grant any Lien on any shares of capital stock of the Company.

          (c) Except as set forth in Section 5.03(c) of the Company's Disclosure Letter, (i) the issued and outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries of the Company that are owned by the Company or any of its Subsidiaries have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any past or present equity holder of such Subsidiary; (ii) all such issued and outstanding shares, or other equity interests, that are indicated as owned by the Company or one of its Subsidiaries in Section 5.03(c) of the Company's Disclosure Letter are owned (A) beneficially as set forth therein and
(B) free and clear of all Liens except as described therein; (iii) no shares of capital stock of, or other equity interests in, any Subsidiary of the Company are reserved for issuance, and there are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, contracts, agreements, commitments or arrangements obligating the Company or any of its Subsidiaries (A) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Company or (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, other equity interests in, or any outstanding securities that are convertible into or exchangeable for, any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Company or (C) to grant any Lien on any outstanding shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Company.

          (d) Except as set forth in Section 5.03(d) of the Company's Disclosure Letter and the Company Option Plans listed in Section 5.03(b) of the Company's Disclosure Letter, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries or with respect to the future registration of the offering, sale or delivery of any shares of capital stock of the Company or any of its Subsidiaries under the Securities Act.

          (e) There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote ("Voting Company Debt").
                          -------------------

          SECTION 5.04.  Authorization of Agreement. (a)  The Company has all
                         ---------------------------
requisite corporate power and authority to execute and deliver each Transaction Agreement to which it is a party and each instrument required hereby to be executed and delivered by it prior to or at the Closing, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by the Company of each Transaction Agreement to which it is a party and each instrument required hereby to be executed and delivered by it prior to or at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Company (other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with the DGCL). Each Transaction Agreement to which it is a party has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery hereof by the other parties hereto) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors' rights generally, and (ii) legal principles of general applicability governing the application and availability of equitable remedies.

          (b) The only vote of holders of any class or series of capital stock of the Company necessary to adopt or approve this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval"). The
                                     ----------------------------
affirmative vote of the holders of any capital stock of the Company, or any of them, is not necessary to consummate the Offer or any other Transaction, other than the Merger.

          SECTION 5.05.  Approvals.  Except for the applicable requirements, if
                         ----------
any, of (a) the Exchange Act, (b) state securities Laws or blue sky Laws, (c) the HSR Act, (d) the antitrust laws or regulations of Germany, Ireland, Italy, Sweden and the United Kingdom (the "European Antitrust Laws"), (e) Exon-Florio,
                                    -----------------------
(f) the filing and recordation of appropriate merger documents as required by the DGCL and (g) those Laws and Orders noncompliance with which would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under each Transaction Agreement to which it is a party or to have a Material Adverse Effect on the Company, no filing or registration with, no waiting period imposed by and no Permit or Order of, any Governmental Authority is required under any Law or Order applicable to the Company or any of its Subsidiaries to permit the Company to execute, deliver or perform each Transaction Agreement to which it is a party or any instrument required hereby or thereby to be executed and delivered by it prior to or at the Closing.

          SECTION 5.06.  No Violation.  Assuming effectuation of all filings and
                         -------------
registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits and Orders of, Governmental Authorities indicated as required in Section 5.05 and adoption of this Agreement by the stockholders of the Company as required by the DGCL, neither the execution and delivery by the Company of any Transaction Agreement to which it is a party or any instrument required hereby or thereby to be executed and delivered by it prior to or at the Closing nor the performance by the Company of its obligations hereunder or thereunder will (a) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a Material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary of the Company under, any provision of (i) any Law or Order applicable to the Company, (ii) the certificate of incorporation or bylaws of the Company or (iii) any contract or agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section that would not reasonably be expected to have a Material Adverse Effect on the Company. Prior to the execution of this Agreement, the Board of Directors of the Company has taken all necessary action to cause this Agreement and the other Transaction Agreements and the Transactions to be exempt from the provisions of Section 203 of the DGCL. To the Company's Knowledge, no other state takeover statute or similar Law or Regulation applies or purports to apply to the Company with respect to this Agreement, the other Transaction Agreements, the Offer, the Merger or any other Transaction. The Company has been advised by each of its directors and executive officers that each such Person currently intends to tender all shares of Company Common Stock owned by such Person pursuant to the Offer, except to the extent of any restrictions created by Section 16(b) of the Exchange Act.

          SECTION 5.07.  Reports and Financial Statements. (a)  The Company has
                         ---------------------------------
filed all SEC Reports required to be filed by the Company with the SEC since April 1, 1997 (the "Company SEC Documents"). As of its respective date, each
                    ---------------------
Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiaries of the Company are SEC reporting companies.

          (b) Since March 31, 1998, the Company and its Subsidiaries have filed all Reports required to be filed with any Governmental Authorities other than the SEC, including state securities administrators, except where the failure to file any such Reports of the Company would not reasonably be expected to have a Material Adverse Effect on the Company. Such Reports of the Company, including all those filed after the date of this Agreement and prior to the Effective Time, were or will be prepared in all material respects in accordance with the requirements of applicable Law.

          (c) The Company Consolidated Financial Statements and any consolidated financial statements of the Company (including any related notes thereto) contained in any SEC Reports of the Company filed with the SEC (i) have been or will have been prepared in accordance with applicable accounting requirements and the published Regulations of the SEC and in accordance with GAAP consistently applied (except (A) to the extent required by changes in GAAP and (B) with respect to SEC Reports of the Company filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (and include, in the case of any unaudited interim financial statements, reasonable accruals for normal year-end adjustments).

          SECTION 5.08.  No Undisclosed Liabilities. (a)  Except as set forth in
                         ---------------------------
Section 5.08(a) of the Company's Disclosure Letter, there exist no liabilities or obligations of the Company and its Subsidiaries that are Material to the Company, whether accrued, absolute, contingent or otherwise, which would be required to be reflected, reserved for or disclosed under GAAP in consolidated financial statements of the Company (including the notes thereto) as of and for the most recent period ended prior to the date this representation and warranty is given or required to be true to satisfy any condition to the Offer or the Merger, other than (a) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Company's Consolidated Financial Statements and (b) liabilities or obligations incurred in the ordinary course of business of the Company since the Balance Sheet Date.

          (b) Section 5.08(b) of the Company's Disclosure Letter sets forth a complete and correct list of all Derivative Financial Instruments (including the face, contract or notional amount of and any open position relating to such Derivative Financial Instruments and a brief summary of the nature and terms thereof) as of March 31, 1999 which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is subject or bound (including funds of the Company or any of its subsidiaries invested by any other person). For purposes of this Agreement "Derivative Financial Instrument" means any option, futures,
                   -------------------------------
forward, swap option or swap contract, or any other financial instrument with similar characteristics and/or generally characterized as a "derivative product".

          SECTION 5.09.  No Material Adverse Effect; Conduct.  Except as
                         ------------------------------------
disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") or in Section 5.09 of
                             ---------------------------
the Company's Disclosure Letter, from the date of the most recent audited financial statements included in the Filed Company SEC Documents, the Company has conducted its business only in the ordinary course, and during such period there has not been:

          (a) any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company;

          (b) any declaration, setting aside or payment of any dividend on, or other distribution in respect of (whether in cash, stock or property), any capital stock of the Company or any repurchase for value by the Company of any capital stock of the Company;

          (c) any split, combination or reclassification of any capital stock of the Company or of any other equity interests in the Company, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or of any other equity interests in the Company;

          (d) (i) any granting by the Company or any Subsidiary of the Company to any director or executive officer of the Company or any Subsidiary of the Company of any increase in compensation, except in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (ii) any granting by the Company or any Subsidiary of the Company to any such director or executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, or (iii) any entry by the Company or any Subsidiary of the Company into any employment, severance or termination agreement with any such director or executive officer; or

          (e) any change in accounting methods, principles or practices by the Company or any Subsidiary of the Company materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP.

          SECTION 5.10.  Schedule 14D-9; Offer Documents; Proxy Statement.  None
                         -------------------------------------------------
of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9 or the Proxy Statement, including any amendments or supplements thereto, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published or sent or given to holders of shares of Company Common Stock, and, in the case of the Proxy Statement, at the time that it or any amendment or supplement thereto is mailed to the Company's stockholders, at the time of the Company Stockholders' Meeting or at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that
                      --------
the foregoing shall not apply to information supplied by or on behalf of Parent or the Purchaser specifically for inclusion or incorporation by reference in any such document. Schedule 14D-9 will comply as to form in all material respects with the provisions of the Exchange Act, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Purchaser for inclusion or incorporation by reference therein.

          SECTION 5.11.  Properties and Assets.  Except as set forth in Section
                         ----------------------
5.11 of the Company's Disclosure Letter, the Company and its Subsidiaries own or have rights to use all properties and assets necessary to permit the Company and its Subsidiaries to continue to conduct their businesses as currently being conducted except where the failure to own or have the right to use such properties and assets would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 5.11 of the Company's Disclosure Letter, each of the Company and its Subsidiaries has good and indefeasible fee title to, or valid leasehold interests in, all its material real property, free and clear of all Liens.

          SECTION 5.12.  Material Contracts.  Section 5.12 of the Company's
                         -------------------
Disclosure Letter contains a true and complete list of the SEC Contracts of the Company and its Subsidiaries. The Company has made available to Parent or Purchaser all contracts, agreements, arrangements and understandings to which it is a party that impose liabilities or obligations that, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect in respect to the Company. All Material Contracts to which the Company or any of its Subsidiaries is a party are in full force and effect, the Company or the Subsidiary of the Company that is a party to or bound by such Material Contract has performed its obligations thereunder to date and, to the Knowledge of the Company, each other party thereto has performed its obligations thereunder to date, other than any failure of a Material Contract to be in full force and effect or any nonperformance thereof that would not reasonably be expected to have a Material Adverse Effect on the Company. As of the date of this Agreement, except where the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, to the Company's Knowledge, neither the Company nor any of its Subsidiaries has received any written notice of the intention of any party to terminate any Material Contract, whether as a termination for convenience or for default of the Company or any Subsidiary thereunder.

          SECTION 5.13.  Litigation; Compliance with Laws. There are no actions,
                         ---------------------------------
suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits or proceedings that (a) are set forth in Section 5.13 of the Company's Disclosure Letter or as set forth in the Company SEC documents filed and available prior to the date of this Agreement, or (b) individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 5.13 of the Company's Disclosure Letter, the Company and its Subsidiaries are in compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Company or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, have not and would not reasonably be expected to have a Material Adverse Effect on the Company. Since January 1, 1994, to the date hereof, neither the Company nor any Subsidiary of the Company has received any written notice of any administrative or civil or criminal investigation or audit (other than Tax audits) by any Governmental Authority.

          SECTION 5.14.  Employee Benefit Plans.  (a)  Each Benefit Plan of the
                         -----------------------
Company and its Subsidiaries is listed in Section 5.14(a) of the Company's Disclosure Letter, including, with respect to Terminated Benefit Plans, the date of termination.

          (b) No event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries could be subject to any liability under the terms of any Benefit Plan, or under ERISA, or, with respect to any Benefit Plan, under the Code or any other applicable Law, other than any condition or set of circumstances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Each of the Benefit Plans has been administered in material compliance with its terms and with the applicable provisions of ERISA, the Code and any other applicable Law.

          (c) As to any Benefit Plan of the Company intended to be qualified under Section 401 of the Code, such

Benefit Plan has been determined by the IRS to satisfy in form the requirements of such Section, no event has occurred that, individually or in the aggregate, could be reasonably expected to result in the disqualification of such Benefit Plan (disregarding correction methods under the Employee Plans Compliance Resolution System) and there has been no termination or partial termination of such Benefit Plan within the meaning of Section 411(d)(3) of the Code.

          (d) As to any Terminated Benefit Plan intended to have been qualified under Section 401 of the Code, such Terminated Benefit Plan received a favorable determination letter from the IRS with respect to its termination all liabilities with respect to each such plan have been satisfied by the purchase of annuities or otherwise, and each Terminated Benefit Plan has been terminated in accordance with the requirements of law and the terms of the plan.

          (e) There are no investigations, audits, actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against, or with respect to, any Benefit Plan or its assets that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

          (f) To the Knowledge of the Company, there is no matter pending (other than routine qualification determination filings) with respect to any Benefit Plan before the IRS, the Department of Labor or the PBGC.

          (g) All contributions required to be made by the Company or the Company's Subsidiaries to any Benefit Plan pursuant to its terms and provisions have been timely made.

          (h) As to any Current Benefit Plan subject to Title IV of ERISA, (i) there has been no event or condition which presents a material risk of plan termination, (ii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred within six years prior to date of this Agreement, (iii) no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation Section 2615.3 promulgated by the PBGC have not been waived) has occurred within six years prior to the date of this Agreement, (iv) no notice of intent to terminate such Benefit Plan has been given under Section 4041 of ERISA, (v) no proceeding has been instituted under Section 4042 of ERISA to terminate such Benefit Plan, (vi) no liability to the PBGC has been incurred (other than with respect to required premium payments) and (vii) the assets of the Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under such Benefit Plan, based upon actuarial assumptions and the asset valuation principles for terminating plans under Section 4044 of ERISA.

          (i) No employee of the Company or any Subsidiary of the Company or any fiduciary of a Benefit Plan has a material liability with respect to a Benefit Plan.

          (j) Except as set forth in Section 5.14(j) of the Company's Disclosure Letter, in connection with the consummation of the Transactions, no payments have been or will be made under any Current Benefit Plan or any other program, agreement, policy or arrangement which would be nondeductible under
Section 280G of the Code.

          (k) Except as set forth in Section 5.14(k) of the Company's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the Transactions will not (i) require the Company or any of its Subsidiaries to pay greater compensation or make a larger contribution to, or pay greater benefits or accelerate payment or vesting of a benefit under, any Current Benefit Plan or any other program, agreement, policy or arrangement or
(ii) create or give rise to any additional vested rights or service credits under any Current Benefit Plan or any other program, agreement, policy or arrangement.

          (l) Except as set forth in Section 5.14(l) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or is bound by any severance agreement, program or policy. True and correct copies of all employment agreements with officers of the Company and its Subsidiaries, and all vacation, overtime and other compensation policies of the Company and its Subsidiaries relating to their employees have been made available to Parent.

          (m) Except as set forth in Section 5.14(m) of the Company's Disclosure Letter, no Benefit Plan provides retiree medical or retiree life insurance benefits to any Person and neither the Company nor any of its Subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

          (n) Neither the Company nor any of its Subsidiaries contributes or has an obligation to contribute, and neither has within six years prior to the date of this Agreement contributed or had an obligation to contribute, to a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (o) Except as disclosed in Section 5.14(o) of the Company's Disclosure Letter, no compensation payable by the Company or any of its Subsidiaries to any of their employees under any Current Benefit Plan or other program, agreement, policy or arrangement is subject to disallowance under
Section 162(m) of the Code.

          (p) Except as set forth in Section 5.14(p) of the Company's Disclosure Letter, all liabilities of Benefit Plans required to be included in the Company's financial statements under financial accounting standards has been so included in the Financial statements.

          (q) Except as set forth in Section 5.14(q) of the Company's Disclosure Letter, the Company or a Subsidiary of the Company has retained the right to terminate, suspend or amend any Benefit Plan.

          SECTION 5.15.  Labor Matters.  Except as set forth in Section 5.15 of
                         --------------
the Company's Disclosure Letter, no collective bargaining agreement to which the Company or any of its Subsidiaries is a party is currently in effect or is being negotiated by the Company or any of its Subsidiaries. There is no pending or, to the Knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, neither the Company or any of its Subsidiaries nor any representative or employee of the Company or any of its Subsidiaries has committed any unfair labor practices in connection with the operation of the business of the Company and its Subsidiaries, and there is no pending or, to the Knowledge of the Company, threatened charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable agency of any state of the United States. The Company and its Subsidiaries are in material compliance with all applicable federal, state, local or foreign labor Laws.

          SECTION 5.16.  Taxes.  (a)  Except as disclosed in Section 5.16(a) of
                         ------
the Company's Disclosure Letter, (i) the Company and each Subsidiary of the Company, and any affiliated group, within the meaning of Section 1504 of the

Code, of which the Company or any Subsidiary of the Company is or has been a member, has filed or will file in a timely manner (within any applicable extension periods) all material Tax Returns required to be filed by the Code or by applicable state, local or foreign tax Laws, and all such Tax Returns are or will be true, complete and accurate in all material respects, (ii) all Taxes with respect to taxable periods covered by such Tax Returns, and all other Taxes for which the Company or any Subsidiary of the Company is or might otherwise be liable, have been timely paid in full or will be timely paid in full by the due date thereof and the most recent audited financial statements contained in the Filed Company SEC Documents for the Company reflect an adequate reserve for all Taxes accruing or payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements, and
(iii) there are no material liens for Taxes with respect to any of the assets or properties of the Company or any Subsidiary of the Company.

          (b) Except as disclosed in Section 5.16(b) of the Company's Disclosure Letter, no Tax Return of the Company or of any Subsidiary of the Company is under examination by the Internal Revenue Service, and no written notice of such an audit or examination has been received by the Company or any Subsidiary of the Company.

          (c) Except as disclosed in Section 5.16(c) of the Company's Disclosure Letter, (i) each deficiency resulting from any audit or examination relating to Taxes by any Taxing Authority has been timely paid and (ii) no material issues relating to Taxes were raised by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period.

          (d) Except as disclosed in Section 5.16(d) of the Company's Disclosure Letter, neither the Company nor any Subsidiary of the Company is party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

          (e) Except as disclosed in Section 5.16(e) of the Company's Disclosure Letter or as disclosed in the most recent audited financial statements included in the Filed Company SEC Documents, neither the Company nor any Subsidiary of the Company shall be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a Pre-

Effective Time Tax period but that was not recognized in any Pre-Effective Time Tax period as a result of the installment method of accounting, the completed contract or percentage contract methods of accounting (including the look-back method under Section 460(b)(2) of the Code), the cash method of accounting or
Section 481 of the Code or any comparable provision of state, local, or foreign Tax law, or for any other reason.

          (f) Except as disclosed in Section 5.16(f) of the Company's Disclosure Letter, (i) there are no outstanding agreements or waivers extending, or having the effect of extending, the statutory period of limitation applicable to any Tax Returns required to be filed with respect to the Company or any Subsidiary of the Company, (ii) neither the Company nor any Subsidiary of the Company, nor any affiliated group, within the meaning of Section 1504 of the Code, of which the Company or any Subsidiary of the Company is or has ever been a member, has requested any extension of time within which to file any Tax Return, which return has not yet been filed , and (iii) no power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of the Company or any Subsidiary of the Company.

          (g) Except as disclosed in Section 5.16(g) of the Company's Disclosure Letter, the Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or any comparable provision of any state, local or foreign Laws) and have, within the time and in the manner prescribed by applicable Law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under applicable Laws.

          (h) To the Company's knowledge, no person who holds five percent or more of the stock of the Company is a "foreign person" as defined in Section 1445 of the Code.

          (i) Except as set forth in Section 5.16(i) of the Company's Disclosure Letter, none of the Company and its Subsidiaries, has been a member of an affiliated group filing a consolidated Federal income Tax Return other than the affiliated group of which the Company is the common parent corporation.

          SECTION 5.17.  Environmental Matters.  Except for matters disclosed in
                         ----------------------
Section 5.17 of the Company's Disclosure Letter or as described in Reports, copies of which have been provided to Parent, and except for matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, (a) the properties, operations and activities of the Company and its Subsidiaries are in compliance with all Environmental Laws; (b) the Company and its Subsidiaries and the properties, operations and activities of the Company and its Subsidiaries are not subject to, and have not received written notice of, any existing, pending or, to the Knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (c) all Permits or applications therefor required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Law in connection with the properties, operations and activities of the Company and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect, and, to the Company's Knowledge, there are no facts or circumstances that would cause such Permits to be revoked, modified or not renewed under current conditions or in connection with the transactions contemplated by this Agreement; (d) there has been no release of any hazardous substance, pollutant or contaminant into the environment by the Company or its Subsidiaries or in connection with their properties, operations or activities; (e) there has been no exposure (attributable to the action of the Company or its Subsidiaries) of any Person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Company and its Subsidiaries; and (f) neither the Company nor its Subsidiaries have assumed, whether by contract, operation of Law or otherwise, any liabilities or obligations arising under Environmental Laws in connection with their respective formerly owned properties, businesses, divisions, Subsidiaries, companies or other entities.

           SECTION 5.18.  Intellectual Property.
                          ----------------------

Section 5.18 of the Company's Disclosure Schedule contains a complete list of all Patents, registered Trademarks, and, to the Knowledge of the Company, all material unregistered Trademarks, which are owned by the Company or its Subsidiaries. Except as set forth in Sections 5.06 and 5.18 of the Company's Disclosure Schedule and except to the extent that the inaccuracy of any of the following, or the circumstances giving rise to such inaccuracy, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

          (a) The rights of the Company in and to each item of Intellectual Property are owned or licensed by the

     Company, free and clear of any Liens (except, in the case of licensed Intellectual Property, as set forth in the license therefor). All of the Company's rights in and to such Intellectual Property owned by the Company are freely assignable by it or its Subsidiaries, including the right to create derivative works. As of the date of this Agreement and to the Knowledge of the Company, it is under no obligation to pay any royalty, license fee or other similar consideration to any third party or to obtain any approval or consent for use of any of the Intellectual Property (except, in the case of licensed Intellectual Property, as set forth in the license therefor). None of the Intellectual Property owned by the Company or its Subsidiaries is subject to any outstanding judgment, order, decree, or injunction issued by a court of competent jurisdiction; no complaint, action, suit, proceeding, or hearing, is pending or, to the Knowledge of the Company, no charge, investigation, claim or demand, is threatened, which challenges the legality, validity, enforceability, or ownership of any of the Intellectual Property owned or currently used by the Company or its Subsidiaries.

          (b) To the Knowledge of the Company, no material breach or default (or event which with notice or lapse of time or both would result in an event of default) by the Company exists or has occurred, but not been cured, under any License-In or other agreement pursuant to which the Company uses any Intellectual Property, and the consummation of the transactions contemplated by this Agreement will not violate or conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a forfeiture under, or constitute a basis for termination of, any such License-In or other agreement.

          (c) To the Knowledge of the Company, it owns or, based on a due diligence review of its records, represents that it has the right to: (i) use all the Intellectual Property necessary to provide, produce, sell or license the services and products currently provided, produced, sold or licensed by the Company, (ii) to conduct the Company's business as presently conducted or planned to be conducted, and that (iii) the consummation of the transactions contemplated hereby will not impair any such rights, including any right of the Company to use or sublicense any Intellectual Property owned by others. To the Knowledge of the Company, the Intellectual Property covers all rights which are necessary to operate the business of the Company as it is presently conducted and currently planned and to satisfy and perform the contracts, commitments, arrangements and understandings with customers of the Company. The Company has no Knowledge of any reason the Company will not be able to continue to own, use, license or sub-license all Intellectual Property without infringing any enforceable intellectual property rights of any third party.

          (d) To the Knowledge of the Company, except for Licensed-In Intellectual Property, no Intellectual Property owned or used by the Company, and no product or service licensed or sold by the Company, infringes any trademark, trade name, copyright or patent, or misappropriates any trade secret, right of publicity, right of privacy or other proprietary right of any Person or would give rise to an obligation to render an accounting to any Person as a result of co-authorship or co-invention. The Company has received no written notice of any adversely held patent, trademark, copyright, service mark, trade name or trade secret of any other Person alleging or threatening to assert that the Company's use of any of the Intellectual Property infringes upon or is in conflict with any intellectual property or proprietary rights of any third party. The Company has no Knowledge of any substantial basis for any charge, claim, suit or action asserting any such infringement or asserting that the Company does not have the legal right to use any such Intellectual Property.

          (e) All the Company's Patents and registered Trademarks listed in
     Section 5.18 of the Company's Disclosure Schedule as having been filed in, issued by or registered with the United States Patent and Trademark Office or the corresponding offices of other countries have been so duly filed, registered or issued, as the case may be, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such other country. The Company has used reasonable efforts to diligently protect its rights in such Intellectual Property, and, to the Knowledge of the Company, there have been no acts or omissions by the Company, the result of which would be to compromise the rights of the Company to apply for or enforce appropriate legal protection of such Intellectual Property in the United States or in such countries as the Company has done $500,000.00 (U.S.) or more of business within the past year.

          (f) Each of the Company's employees and those independent contractors retained by the Company who, either alone or in concert with others, created or creates, developed or develops, invented or invents, discovered or discovers, derived or derives, programmed or programs or designed or designs any of the Intellectual Property, has entered into a written agreement with the Company providing, in substance, that all such Intellectual Property shall be owned by, or otherwise assigned to, the Company and that the Company's Proprietary Information shall not be used, or disclosed to any third party except as authorized by the Company. To the Knowledge of the Company, no former employees or independent contractors of the Company have any claim or right to any of the Intellectual Property necessary for the lawful conduct of the Company's business as now conducted. To the Knowledge of the Company, no employee of the Company is a party to or otherwise bound by any agreement with or obligated to any other Person (including, any former employer) which prevents such employee from performing any material obligation or commitment of such employee to the Company under any agreement to which he or she is currently a party.

     (g) The Company and each of its Subsidiaries has used its reasonable efforts to protect the proprietary and, as appropriate, confidential nature of all Proprietary Information that it presently owns or uses.

For purposes of this Agreement, "Intellectual Property" means all of the
                                 ---------------------
following which is owned by, licensed by, licensed to, used by the Company and its Subsidiaries (including all authorized copies and embodiments thereof that are fixed in a tangible media or form): (i) all registered and unregistered trademarks, service marks, logos, trade names, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction, and applications in any jurisdiction to register (the "Trademarks"); (ii) all issued U.S. and foreign patents and pending patent
 ----------
applications (including, without limitation, divisionals, continuation, continuation in part, continuing and renewal applications)(the "Patents"); (iii)
                                                                -------
all registered and unregistered copyrights and all applications to register the same (the "Copyrights"), (iv) all protectable items of trade dress used by the
           ----------
Company and its Subsidiaries, (v) all computer software and protectable databases owned by the Company or under development by, or specifically on behalf of, the Company (the "Software"); (vi) all licenses and agreements
                             --------
pursuant to which the Company has acquired rights in or to
the Trademarks, Patents, Copyrights or Software (excluding software and databases licensed to the Company under standard (except for immaterial deviations), nonexclusive software licenses granted to end-user customers by third parties in the ordinary course of such third parties' business) ("Licenses-In"), (vii) all licenses and agreements pursuant to which the
  -----------
Company has licensed or transferred the rights in and to Company Intellectual Property (excluding software licensed by the Company under standard (except for immaterial deviations) non-exclusive software licenses granted to end-user customers by the Company as part of the sale of the Company's products) ("Licenses Out"'); and (viii) all confidential and proprietary trade secrets,
  ------------
know-how, processes, procedures, drawings, specifications, designs, plans, proposals, or technical data. ("Proprietary Information").
                                -----------------------

          SECTION 5.19.  Brokers.  No broker, finder or investment banker (other
                         --------
than the Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The estimated fees and expenses incurred and to be incurred by the Company in connection with the Offer, the Merger and the other Transactions (including the fees of the Financial Adviser and the fees of the Company's legal counsel) are set forth in Section 5.19 of the Company's Disclosure Letter. The Company has furnished to Parent a true and complete copy of all agreements between the Company and the Financial Advisor relating to the Merger and the other Transactions.

          SECTION 5.20.  Opinion of Financial Advisor.  The Company has received
                         -----------------------------
the opinion of the Financial Advisor in customary form, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view.

          SECTION 5.21.  Year 2000.  The computer software and hardware operated
                         ----------
by the Company and its Subsidiaries that is used in the conduct of their business is capable of providing or is in the process of being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software and hardware records, stores, processes and presents such calendar dates falling on or before December 31, 1999 other than such interruptions in millennium functionality that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 5.22.  Insurance.  The Company and its Subsidiaries maintain
                         ----------
policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are in the Company's judgment, reasonable for the assets and properties of the Company and its Subsidiaries and as are customary in the Company's industry. As of the date of this Agreement, except as set forth in Section 5.22 of the Company's Disclosure Letter, all such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy.


                                  ARTICLE VI

             Representations and Warranties of the Parent Companies
             ------------------------------------------------------

          The Parent Companies hereby represent and warrant to the Company that:

          SECTION 6.01.  Organization and Qualification; Subsidiaries.  Parent
                         ---------------------------------------------
and Purchaser are legal entities duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation or organization, have all requisite power and authority to own, lease and operate their respective properties and assets and to carry on their business as it is now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties and assets makes such qualification necessary, other than such qualifications the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

          SECTION 6.02.  Authorization of Agreement.  Each of Parent and
                         ---------------------------
Purchaser has all requisite corporate power and authority to execute and deliver, each Transaction Agreement to which it is a party and each instrument required hereby to be executed and delivered by it prior to or at the Closing, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by Parent and Purchaser of each Transaction Agreement to which it is a party and each instrument required hereby to be executed and delivered by Parent or Purchaser prior to or at the Closing and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action (including stockholder action) on the part of Parent and Purchaser, respectively. Each Transaction Agreement to which it is a party has been duly executed and delivered by Parent and Purchaser and (assuming due authorization, execution and delivery hereof by the other party hereto) constitutes a legal, valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, except as the same may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors' rights generally and (b) legal principles of general applicability governing the application and availability of equitable remedies.

          SECTION 6.03.  Approvals.  Except for the applicable requirements, if
                         ----------
any, of (a) the Exchange Act, (b) state securities Laws or blue sky Laws, (c) the HSR Act, (d) the European Antitrust Laws, (e) Exon-Florio, (f) the filing and recordation of appropriate merger documents as required by the DGCL (and other state Laws where Purchaser or the Company are qualified to do business) and (g) those Laws and Orders noncompliance with which would not reasonably be expected to have a material adverse effect on the ability of Parent or Purchaser to perform its obligations under each Transaction Agreement to which it is a party, no filing or registration with, no waiting period imposed by and no Permit or Order of, any Governmental Authority is required under any Law or Order applicable to Parent or Purchaser to permit Parent or Purchaser to execute, deliver or perform each Transaction Agreement to which it is a party or any instrument required hereby or thereby to be executed and delivered by it prior to or at the Closing.

          SECTION 6.04.  No Violation.  Assuming effectuation of all filings and
                         -------------
registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits and Orders of, Governmental Authorities indicated as required in Section 6.03, neither the execution and delivery by Parent or Purchaser of any Transaction Agreement to which it is a party or any instrument required hereby or thereby to be executed and delivered by Parent or Purchaser prior to or at the Closing nor the performance by Parent or Purchaser of their respective obligations hereunder or thereunder will (a) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a Material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any Subsidiary of Parent under, any provision of (i) any Law or Order applicable to Parent or Purchaser, (ii) the certificate of incorporation or bylaws of Parent or Purchaser or (iii) any contract or agreement to which Parent or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section that would not reasonably be expected to have a material adverse effect upon the ability of Parent or Purchaser to perform its obligations under this Agreement or any other Transaction Agreement.

          SECTION 6.05.  Proxy Statement; Schedule 14D-9. None of the
                         --------------------------------
information supplied or to be supplied by or on behalf of Parent or Purchaser for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9 or the Proxy Statement, including any amendments or supplements thereto, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published or given to holders of shares of Company Common Stock, and, in the case of the Proxy Statement, at the time that it or any amendment or supplement thereto is mailed to the Company's stockholders, at the time of the Company Stockholders' Meeting or at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing shall not apply to
                           --------
information supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in any such document. The Offer Documents will comply as to form in all material respects with the provisions of the Exchange Act, except that no representations is made by Parent or Purchaser with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

          SECTION 6.06.  Sufficient Funds.  Parent and Purchaser have access to
                         -----------------
sufficient funds to consummate the Offer and the Merger on the terms contemplated by this Agreement.

          SECTION 6.07.  Brokers.  Except for Warburg Dillon Read, no broker,
                         --------
finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by and on behalf of Parent or Purchaser.


                                  ARTICLE VII

                                   Covenants
                                   ---------

          SECTION 7.01.  Conduct of Business of the Company. The Company hereby
                         -----------------------------------
covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, it will and will cause each of its Subsidiaries to:

          (a) operate its business in the usual and ordinary course consistent with past practices;

          (b) use reasonable efforts to preserve intact its business organization, maintain its material rights and franchises, retain the services of its respective key employees and maintain its relationships with its respective customers and suppliers and others having business dealings with it;

          (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

          (d) use reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

          SECTION 7.02.  Prohibited Actions by the Company. Without limiting the
                         ----------------------------------
generality of Section 7.01, except as set forth in Section 7.02 of the Company's Disclosure Letter, the Company covenants and agrees that, except as expressly contemplated by this Agreement or otherwise consented to in writing by Parent, from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

          (a) (i) increase the compensation payable to or to become payable to any director or employee, except for increases in salary or wages of employees in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy or practice of the Company or its Subsidiaries as in effect on the date of this Agreement) to, or enter into or amend in any material respect any employment or severance agreement with, any employee; (iii) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Benefit Plan of the Company or its Subsidiaries except as required by applicable Law or (iv) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or Benefit Plan of the Company or its Subsidiaries;

          (b) declare, set aside or pay any dividend on, or make any other distribution in respect of (whether in cash, stock or property), outstanding shares of capital stock, except for dividends by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;

          (c) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries (other than (i) any such acquisition by the Company or any of its wholly owned Subsidiaries directly from any wholly owned Subsidiary of the Company in exchange for capital contributions or loans to such Subsidiary or (ii) any purchase, forfeiture or retirement of shares of Company Common Stock or the Company Stock Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Company or any of its Subsidiaries;

          (d) effect any reorganization or recapitalization; or split, combine or reclassify any of the capital stock of, or other equity interests in, the Company or any of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of such capital stock or such equity interests;

          (e) offer, sell, issue or grant, or authorize the offering, sale, issuance or grant of, any shares of capital stock of, or other equity interests in, any securities convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any Voting Company Debt or other voting securities of, the Company or any of its Subsidiaries, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than issuances of shares of Company Common Stock upon the exercise of the Company Stock Options outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this Agreement);

          (f) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

          (g) sell, lease, exchange or otherwise dispose of, or grant any Lien with respect to, any of the properties or assets (including technological assets) of the Company or any of its Subsidiaries, except for (i) dispositions of excess or obsolete assets, (ii) sales of inventories in the ordinary course of business and consistent with past practice and (iii) the licensing of software to customers consistent with past practice;

          (h) adopt any amendments to its certificate of incorporation or bylaws or other organizational documents;

          (i) effect any change in any accounting methods, principles or practices of the Company, except as may be required by a change in GAAP, or any change in Tax accounting;

          (j) (i) incur any indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings pursuant to existing lines of credit incurred in the ordinary course of business consistent with past practice or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than to or in the Company or any direct or indirect wholly owned Subsidiary of the Company;

          (k) enter into any contract which, if such contract is entered into, would be a Material Contract;

          (l) make or agree to make any new capital expenditure or expenditures other than the capital expenditures contemplated by the Company's annual operating plan for 1999, a copy of which has been furnished to Parent prior to the execution of this Agreement;

          (m) make any nonroutine Tax election or settle or compromise any Tax liability or refund;

          (n) (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred in the ordinary course of business consistent with past practice or (ii) cancel any Material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

          (o) enter into any new agreements with, or commitments to, insurance brokers or advisers extending beyond one year or extend any insurance policy beyond one year (including, for the avoidance of doubt, the directors' and officers' liability insurance policies referred to in
     Section 7.11); or

          (p) agree in writing or otherwise to do any of the foregoing.

          SECTION 7.03.  No Solicitation.  (a)  From the date of this Agreement
                         ----------------
until the Effective Time or the
termination of this Agreement pursuant to Section 9.01, the Company agrees that it will not, and will not permit any of its Subsidiaries, or any of its or their officers, directors, employees, representatives, agents, or Affiliates, including any investment banker, attorney, or accountant retained by the Company or any of its Subsidiaries (collectively, "Representatives"), to, directly or
                                           ---------------
indirectly (i) initiate, solicit or encourage or otherwise facilitate (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into or maintain or continue discussions or negotiate with any Person regarding an Acquisition Proposal or in furtherance of such inquiries or to obtain an Acquisition Proposal, or (iii) agree to, approve, recommend or endorse any Acquisition Proposal, or authorize or permit any of the Representatives of the Company or any of its Subsidiaries to take any such action, and the Company shall promptly notify Parent of any such inquiries and proposals hereafter received by the Company or any of its Subsidiaries or by any such Representative, relating to any of such matters. Any violation of the restrictions set forth in this Section 7.03 by any Representative of the Company or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this
Section 7.03 by the Company. Notwithstanding the foregoing, the Board of Directors of the Company may, at any time prior to the earlier to occur of acceptance for payment of shares of Company Common Stock pursuant to the Offer and adoption of this Agreement by the stockholders of the Company, furnish information (pursuant to a customary confidentiality agreement no more favorable to the party receiving information than the Confidentiality Agreement and consistent with the Company's disclosure and other obligations under this Agreement, including Section 7.03(c)) to, or engage in discussions or negotiations with, any Person in response to an unsolicited bona fide written Acquisition Proposal of such Person that the Board of Directors of the Company determines is reasonably likely to constitute a Qualifying Proposal, if, and only to the extent that, (A) the Board of Directors of the Company, after consultation with outside legal counsel to the Company, determines in good faith that failure to do so would result in a breach of the fiduciary duty of the Board of Directors of the Company to the stockholders of the Company under applicable Law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person and the Company complies with
Section 7.03(c). The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by it or its Representatives with respect to any Acquisition Proposal.

          (b) Except as expressly permitted by this Section 7.03, (i) neither the Board of Directors of the Company nor any committee thereof shall (A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation by such Board of the Offer or the Merger as set forth in Section 2.02, (B) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (C) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement (each, an "Acquisition Agreement")
                                                    ---------------------
related to any Acquisition Proposal and (ii) the Company shall not enter into any Acquisition Agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the earlier to occur of acceptance for payment of shares of Company Common Stock pursuant to the Offer and adoption of this Agreement by the stockholders of the Company, the Board of Directors of the Company may terminate this Agreement but only (A) to the extent that the Board of Directors of the Company, after consultation with outside legal counsel to the Company, determines in good faith that failure to do so would result in a breach of the fiduciary duty of the Board of Directors to the stockholders of the Company under applicable Law, (B) if the Company and the Board of Directors of the Company have complied with all the provisions of this Section 7.03, (C) after the second Business Day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to accept a Qualifying Proposal, specifying the principal terms and conditions of such Qualifying Proposal and identifying the Person making such Qualifying Proposal (during which two day period the Company will negotiate in good faith with Parent or Purchaser concerning any amendments proposed by Parent or Purchaser) and (D) if concurrently with such termination, the Company enters into an Acquisition Agreement with respect to such Qualifying Proposal and pays to Parent the Termination Fee.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 7.03, the Company shall promptly advise Parent, orally and in writing, of any request for information or of any Acquisition Proposal, the principal terms and conditions of such request or Acquisition Proposal and the identity of the Person making such request or Acquisition Proposal. The Company shall keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

          (d)  "Acquisition Proposal" means an inquiry, offer or proposal that
                --------------------
is made after the date of this Agreement regarding any of the following (other than the Transactions) involving the Company: (i) any merger, consolidation, share exchange, recapitalization, liquidation, dissolution, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of a substantial portion of the assets of the Company and its Subsidiaries, taken as a whole, or of any Material Business or of any Subsidiary or Subsidiaries responsible for a Material Business in a single transaction or series of related transactions; (iii) any acquisition of 15% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith or any other acquisition or disposition the consummation of which would prevent or materially diminish the benefits to Parent of the Merger; or
(iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. "Qualifying
                                                                ----------
Proposal" means any written proposal made by a third party after the date of
--------
this Agreement to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction all the shares of Company Common Stock then outstanding or the assets of the Company and its Subsidiaries as an entirety which the Board of Directors of the Company determines in good faith (x) (based on the advice of a financial advisor of nationally recognized reputation) that such proposal has a reasonable likelihood of being consummated and (y) (based on the written opinion of a financial advisor of nationally recognized reputation) that such proposal would, if consummated, be superior to the Company's stockholders from a financial point of view (taking into account any changes to the financial terms of this Agreement proposed by Parent or Purchaser in response to such proposal) when compared to the Offer, the Merger and the other Transactions, taken as a whole. "Material Business" means any business (or the assets needed to carry
         -----------------
out such business) that contributed or represented 15% or more of the net sales, the net income or the assets (including equity securities) of the Company and its Subsidiaries taken as a whole.

          (e) Nothing contained in this Section 7.03 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which the Board of Directors of the Company, after consultation with outside legal counsel to the Company, determines in good faith is required by applicable Law; provided that neither the Board of Directors of
                               --------
the Company nor any committee thereof approves or recommends, or publicly proposes to approve or recommend, an Acquisition Proposal unless the Company and the Board of Directors of the Company have complied with all the provisions of this Section 7.03. Notwithstanding anything to the contrary, the Company will duly call, give notice and hold the Stockholders Meeting, if required by the DGCL, for the purpose of considering and taking action upon this Agreement and the Merger whether or not the Board of Directors of the Company has determined at any time after the date hereof it is no longer advisable for the stockholders of the Company to adopt this Agreement.

          SECTION 7.04.  Access to Information.  Between the date of this
                         ----------------------
Agreement and the Effective Time, the Company shall, and shall cause its Subsidiaries to, (a) afford to Parent and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives full reasonable access during normal business hours and at all other reasonable times to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to their books and records and (b) furnish promptly to Parent and its representatives a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws and such other information concerning the business, properties, contracts, records and personnel of the Company and its Subsidiaries (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of Parent.

          SECTION 7.05.  Confidentiality Agreement.  Subject to Section 7.07,
                         --------------------------
the parties agree that the provisions of the Confidentiality Agreement shall remain binding and in full force and effect and that the terms of the Confidentiality Agreement are incorporated herein by reference; provided,
                                                                --------
however, that any consents from the Company necessary under the Confidentiality
-------
Agreement for Parent and Purchaser to consummate the Transactions shall be deemed to have been made. The parties shall comply with, and shall cause their respective representatives to comply with, all of their respective obligations under the

Confidentiality Agreement until Purchaser purchases Shares pursuant to, and subject to the conditions of, the Offer.

          SECTION 7.06.  Reasonable Efforts.  Subject to the terms and
                         -------------------
conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective as soon as reasonably practicable the Transactions including (a) cooperating in the preparation and filing of all applications, requests, consents and other filings required by applicable Governmental Authorities or Courts, including filings required by the HSR Act and Exon-Florio, the Offer Documents, the Schedule 14D-9, the Proxy Statement and any amendments and supplements to any thereof; (b) taking all action reasonably necessary, proper or advisable to secure any necessary consents, approvals or waivers from third parties, including under existing debt obligations of the Company and its Subsidiaries or to amend the notes, indentures or agreements relating to such existing debt obligations to the extent required by such notes, indentures or agreements, or to redeem or repurchase such debt obligations; (c) contesting any pending legal proceeding, whether judicial or administrative, relating to the Offer or the Merger, including seeking to have any stay or temporary restraining order entered by any Court or other Governmental Authority vacated or reversed; and (d) executing any additional instruments necessary to consummate the Transactions. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall use all reasonable efforts to take all such necessary action.

          SECTION 7.07.  Public Announcements.  Parent, Purchaser and the
                         ---------------------
Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer or the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation (and affording the other party or parties an opportunity to comment thereon), except as may be required by applicable Law or Court process or by obligations pursuant to any listing agreement with the NASD or any securities exchange.

          SECTION 7.08.  Employee Agreements.  Parent acknowledges and agrees
                         --------------------
that all employment agreements, severance agreements, deferred compensation agreements, and supplemental retirement agreements with the employees of the Company and its Subsidiaries that are listed in Section 7.08 of the Company's Disclosure Letter will be binding and enforceable obligations of the Surviving Corporation to the same extent as they were binding and enforceable obligations of the Company and its Subsidiaries as of the date of this Agreement, except as the parties thereto may otherwise agree.

          SECTION 7.09.  State Takeover Statutes.  The Company will take all
                         ------------------------
steps necessary (a) to exempt the Transactions from Section 203 of the DGCL, (b) to ensure that no other state takeover statute or similar Law or Regulation is or becomes applicable to any Transaction Agreement and (c) if any state takeover statute or similar Law or Regulation becomes applicable to any Transaction Agreement, to ensure that the Offer, the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Agreements and otherwise to minimize the effect of such Law or Regulation on the Offer, the Merger and the other Transactions.

          SECTION 7.10.  Employee Benefit Plans.  Until 24 months from the
                         -----------------------
Effective Date, Parent shall provide, or cause to be provided, to all employees of the Company and its Subsidiaries compensation, incentive pay and benefits that, taken as a whole, are substantially comparable in the aggregate to the compensation, incentive pay and benefits (without taking into account any equity-based compensation, incentive pay or benefits) provided to such employees by the Company and its Subsidiaries as of the Offer Closing Date. From and after the Effective Time, Parent shall grant all employees of the Surviving Corporation and its Subsidiaries on the Effective Time credit for vesting and eligibility purposes (but not for benefit accrual purposes) for all service with the Surviving Corporation and any Subsidiary of the Surviving Corporation prior to the Effective Time under all Benefit Plans of Parent or its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) in which such employees shall become eligible to participate as if such service with the Surviving Corporation or any Subsidiary of the Surviving Corporation and their respective predecessors was service with Parent or any Subsidiary of Parent (other than the Surviving Corporation and its Subsidiaries). Except as set forth in Section 7.10 of the Company's Disclosure Letter, in the event any severance agreement, program or policy requires the payment of benefits solely as a result of the transactions contemplated under agreement, the Company will prior to the Closing amend such agreement, program or policy to prevent the payment of benefits solely as a result of the transactions contemplated under this agreement.

          SECTION 7.11.  Indemnification of Directors and Officers.  (a)
                         ------------------------------------------
Purchaser agrees that all rights to indemnification for acts or omissions occurring prior to the Effective Time in favor of the current or former directors, officers or employees of the Company and its Subsidiaries as provided in their respective certificates of incorporation or bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six years from the Effective Time. Parent shall cause to be maintained for a period of six years from the Effective Time the Company's current directors', officers' and employees' insurance and indemnification policy (the "D&O Insurance") and the current fiduciary liability insurance
             -------------
policy (the "Fiduciary Insurance") (provided that Parent may substitute therefor
             -------------------    --------
policies or financial guarantees with reputable and financially sound carriers or other obligors of at least the same coverage and amounts containing terms and conditions which are no less advantageous) to the extent that such insurance policies provide coverage for events occurring prior to the Effective Time for all persons who are directors, officers or employees of the Company on or prior to the date of this Agreement, so long as the amount per annum to be paid by the Company after the date of this Agreement for such D&O Insurance and Fiduciary Insurance is not greater than 200% of the current annual premiums paid by the Company for such insurance. Parent may cause to be obtained D&O Insurance and Fiduciary Insurance that satisfies the foregoing pursuant to which premiums are paid for the entire six-year period or, if applicable, for the remainder of such period. If, during such six-year period, such insurance coverage cannot be obtained at all or can only be obtained for an amount (including amounts paid by the Company after the date of this Agreement) in excess of the per annum limit described above, Parent shall use all reasonable efforts to cause to be obtained as much D&O Insurance and Fiduciary Insurance as can be obtained for the remainder of such six-year period (including amounts paid by the Company after the date of this Agreement) not in excess of such limit on terms and conditions no less advantageous than the existing D&O Insurance and the existing Fiduciary Insurance, respectively.

          (b) If any claim or claims shall, subsequent to the Effective Time and within six years thereafter, be made in writing against any present or former director, officer or employee of the Company based on or arising out of the services of such Person prior to the Effective Time in the capacity of such Person as a director, officer or employee of the Company (and such director, officer or employee shall have given Parent written notice of such claim or claims within such six year period), the provisions of subsection (a) of this Section respecting the rights to indemnity for current or former directors, officers or employees under the certificate of incorporation and bylaws of the Company and its Subsidiaries shall continue in effect until the final disposition of all such claims.

          (c) Notwithstanding anything to the contrary in this Section 7.11, neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which shall not be unreasonably withheld.

          SECTION 7.12.  Event Notices and Other Actions. (a)  From and after
                         --------------------------------
the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which has resulted in, or could reasonably be expected to result in, any condition to the Offer set forth in Annex B, or any condition to the Merger set forth in Article VIII, not being satisfied, (ii) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which has resulted in, or could reasonably be expected to result in, any condition to the Offer set forth in Annex B, or any condition to the Merger set forth in Article VIII, not being satisfied and (iii) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect. No delivery of any notice pursuant to this Section 7.12(a) shall cure any breach of any representation or warranty of such party contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party or parties receiving such notice.

          (b) The Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take any action or nonaction that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 7.03, any condition to the Offer set forth in Annex B, or any condition to the Merger set forth in Article VIII, not being satisfied.

          SECTION 7.13.  Third Party Standstill Agreements; Tortious
                         -------------------------------------------
Interference.  During the period from the date of this Agreement through the
-------------
Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill or similar agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent). Subject to the foregoing, during such period, the Company agrees to enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any Court of the United States or any state thereof having jurisdiction. Notwithstanding the foregoing, nothing in this Section 7.13 is intended to prevent the Company from exercising its rights under Section 7.03(a) in accordance with the provisions of Section 7.03.


                                  ARTICLE VIII

                               Closing Conditions
                               ------------------

          SECTION 8.01. The obligations of the Parent Companies to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Parent Companies, in whole or in part, to the extent permitted by applicable Law:

          (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company, if required by applicable Law.

          (b) No Court or Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (c) The applicable waiting period under the HSR Act shall have expired or been terminated, the approvals under the European Antitrust Laws shall have been obtained from the applicable Governmental Authorities, and the period of time for any applicable review process by CFIUS under Exon-Florio shall have expired, and CFIUS shall not have taken any action or made any recommendation to the President of the United

     States to block or prevent the consummation of the Offer or the Merger.

          (d) The Purchaser, Parent or their Affiliates shall have accepted for payment and purchased shares of Company Common Stock pursuant to and subject to the conditions of the Offer.


                                   ARTICLE IX

                       Termination, Amendment and Waiver
                       ---------------------------------

          SECTION 9.01.  Termination.  This Agreement may be terminated and the
                         ------------
Offer and the Merger may be abandoned at any time (notwithstanding approval of the Merger by the stockholders of the Company) prior to the Effective Time:

          (a) by mutual written consent of Parent, Purchaser and the Company;

          (b) by Parent, Purchaser or the Company if any Court of competent jurisdiction or other Governmental Authority shall have issued a final Order or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Offer or the Merger and such Order or other action is or shall have become nonappealable;

          (c) by Parent or Purchaser if due to an occurrence or circumstance which would result in a failure to satisfy any of the conditions set forth in Annex B hereto, Purchaser shall have (i) failed to commence the Offer within the time required by Regulation 14D under the Exchange Act, (ii) terminated the Offer without purchasing any shares of Company Common Stock pursuant to the Offer or (iii) failed to accept for payment shares of Company Common Stock pursuant to the Offer prior to July 16, 1999 (the "Termination Date");
     -----------------

          (d) by the Company if (i) there shall not have been (x) any breach or breaches of any representation or warranty that, individually or in the aggregate, have resulted in or would reasonably be expected to result in a Material Adverse Effect on the Company or (y) any breach or breaches of a covenant or agreement on the part of the Company under this Agreement or the Option Agreement that, individually or in the aggregate, materially adversely affect (or materially delay) the consummation of the Offer and Purchaser shall have (A) failed to commence the Offer within the time required by Regulation 14D under the Exchange Act, (B) terminated the Offer without purchasing any shares of Company Common Stock pursuant to the Offer or (C) failed to accept for payment shares of Company Common Stock pursuant to the Offer prior to the Termination Date, or (ii) prior to the purchase of shares of Company Common Stock pursuant to the Offer, concurrently with the execution of an Acquisition Agreement under the circumstances permitted by Section 7.03; provided that such termination
                                              --------
     under this clause (ii) shall not be effective unless the Company and the Board of Directors of the Company shall have complied with all their obligations under Section 7.03 and until payment of the Termination Fee pursuant to Section 9.05(b);

          (e) by Parent or Purchaser prior to the purchase of shares of Company Common Stock pursuant to the Offer, if (i) Purchaser shall be entitled to terminate the Offer pursuant to paragraph (b)(i) of Annex B, (ii) there shall have been any breach of any covenant or agreement on the part of the Company under this Agreement or the Option Agreement which materially adversely affects (or materially delays) the consummation of the Offer, which shall not have been cured prior to the earlier of (A) 10 days following notice of such breach and (B) two Business Days prior to the date on which the Offer expires, provided, however, that the Company shall have
                                 --------  -------
     no right to cure a breach of Section 7.03, (iii) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified (including by amendment of Schedule 14D-9) in a manner adverse to Purchaser its approval or recommendation of the Offer, the Merger or this Agreement or shall have recommended to the Company's stockholders a Third Party Acquisition, or (iv) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer at least a majority of the Fully Diluted Shares; or

          (f) by the Company prior to the purchase of any shares of Company Common Stock pursuant to the Offer if (i) there shall have been a breach of any representation or warranty in this Agreement on the part of Parent or Purchaser which materially adversely affects (or materially delays) the consummation of the Offer or (ii) there shall have been a breach of any covenant or agreement in this Agreement on the part of Parent or Purchaser which materially adversely affects (or materially delays) the consummation of the Offer which shall not have been cured prior to the earliest of (A) 10 days following notice of such breach and (B) two Business Days prior to the date on which the Offer expires.

          SECTION 9.02.  Effect of Termination.  In the event of the termination
                         ----------------------
and abandonment of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders, other than the provisions of this Section 9.02 and Sections 5.19, 6.07, 7.05 and 9.05 and Article X. Nothing contained in this Section 9.02 shall relieve any party from liability for any antecedent breach of this Agreement.

          SECTION 9.03.  Amendment.  This Agreement may be amended by action
                         ----------
taken by the Company, Parent and Purchaser at any time before or after any adoption of this Agreement by the stockholders of the Company (whether or not such adoption is required); provided that after the date of adoption of this
                            --------
Agreement by the stockholders of the Company, no amendment shall be made that by Law requires further approval of such stockholders without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

          SECTION 9.04.  Extension; Waiver.  At any time prior to the Effective
                         ------------------
Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other parties hereto contained herein; provided that after the date of adoption
                                       --------
of the Merger by the stockholders of the Company, no extensions or waivers shall be made that by Law requires further approval by such stockholders without the approval of such stockholders. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          SECTION 9.05.  Fees, Expenses and Other Payments. (a)  Except as
                         ----------------------------------
provided in Section 9.05(b) of this Agreement, all fees and expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such fees and expenses.

          (b)  If:

               (i) Parent or Purchaser terminates this Agreement pursuant to
          Section 9.01(e)(i) (other than a termination resulting from an event or circumstance that causes a Material Adverse Effect with respect to the Company after the date of this Agreement, which event or circumstance was not caused by the willful or intentional action or inaction by the Company) or (iv) or pursuant to Section 9.01(e)(ii) other than as a result of a breach of Section 7.03, and in any such case, any proposal for a Third Party Acquisition shall have been made on or prior to the date of such termination and in any such case, within 12 months thereafter the Company enters into an agreement with respect to the consummation of a Third Party Acquisition or a Third Party Acquisition is otherwise consummated;

               (ii) Parent or Purchaser terminates this Agreement pursuant to
          Section 9.01(e)(ii) as a result of a breach of Section 7.03 or pursuant to Section 9.01(e)(iii); or

               (iii) the Company terminates this Agreement pursuant to Section 9.01(d)(ii);

then, in each case, the Company shall pay to Parent, within two Business Days following the execution and delivery of such agreement or such occurrence, as the case may be, or simultaneously with such termination pursuant to Section 9.01(d)(ii), a fee, in cash, of $135 million (a "Termination Fee") plus, in the
                                                 ---------------
event that the Option Agreement terminates in connection with the termination of this Agreement giving rise to the Termination Fee, an additional amount, not in excess of $22.5 million, as reimbursement for Expenses.

          (c) Any payment required to be made pursuant to Section 9.05(b) of this Agreement shall be made to Parent by wire transfer of immediately available funds to an account designated by Parent.

          (d) For purposes of this Section 9.05, this Agreement shall be deemed terminated by Parent or Purchaser pursuant to a provision giving rise to the payment of the Termination Fee if at the time of any termination hereunder Parent or Purchaser was so entitled to terminate this Agreement pursuant to such provision.

                                   ARTICLE X

                               General Provisions
                               ------------------

          SECTION 10.01.  Nonsurvival of Representations, Warranties and
                          ----------------------------------------------
Agreements.   None of the representations and warranties in this Agreement or in
-----------
any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 10.02.  Notices.  All notices and other communications given
                          --------
or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

          (a)  If to either of the Parent Companies, to:

               GEC Incorporated and
               GEC Acquisition Corp.
               c/o Videojet Systems International, Inc.
               1500 Mittel Boulevard
               Wood Dale, IL  60191-1073


               Attention:  Patricia A. Hoffman
               Telecopier No.: (630) 238-3998

          with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019-7475

               Attention:  Philip A. Gelston
               Telecopier No.: (212) 474-3700

          (b)  If to the Company, to:

               FORE Systems, Inc.
               1000 Fore Drive
               Warrendale, PA  15086-7502

               Attention:  Christopher H. Gebhardt
               Telecopier No.: (724) 742-7654

          with a copy to:

               Morgan, Lewis & Bockius LLP
               One Oxford Centre
               301 Grant Street
               Pittsburgh, PA  15219-6401

               Attention: Marlee S. Myers
               Telecopier No.: (412) 560-3399

or to such other address or telecopier number as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telecopier shall be deemed received on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set out above shall be deemed received three days after the date the same is postmarked.

          SECTION 10.03.  Headings.  The headings contained in this Agreement
                          ---------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 10.04.  Severability.  If any term or other provision of this
                          -------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 10.05.  Entire Agreement.  This Agreement (together with the
                          -----------------
Annexes, the Company's Disclosure Letter, the Confidentiality Agreement and the other Transaction

Agreements) constitutes the entire agreement of the parties, and supersedes all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof.

          SECTION 10.06.  Assignment.  Neither this Agreement nor any of the
                          -----------
rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any of or all its rights (including the right to purchase Shares in the Offer), interests and obligations under this Agreement to Parent or to an Affiliate of Parent, but no such assignment shall relieve Purchaser of any of its obligations under this Agreement. Any attempted assignment in violation of this Section 10.06 shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 10.07.  Parties in Interest.  This Agreement shall be binding
                          --------------------
upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Article III and Section 7.11 nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies or any nature whatsoever under or by reason of this Agreement.

          SECTION 10.08.  Failure or Indulgence Not Waiver; Remedies Cumulative.
                          -----------------------------------------------------
No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

          SECTION 10.09.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY,
                          --------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

          SECTION 10.10.  Enforcement.  The parties agree that irreparable
                          ------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any transaction contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated by this Agreement in any court other than any Delaware state court or any Federal court sitting in the State of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated by this Agreement. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or of the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION 10.11.  Counterparts.  This Agreement may be executed in
                          -------------
multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers or directors thereunto duly authorized.


                                        GEC INCORPORATED,

                                          by
                                            ---------------------------------
                                            Name:
                                            Title:


                                        GEC ACQUISITION CORP.,

                                          by
                                            ---------------------------------
                                            Name:
                                            Title:


                                        FORE SYSTEMS, INC.,

                                          by
                                            ---------------------------------
                                            Name:
                                            Title:

                                                                         ANNEX A
                           SCHEDULE OF DEFINED TERMS

          The following terms when used in the Agreement shall have the meanings set forth below unless the context shall otherwise require:

          "Acquisition Agreement" shall have the meaning ascribed to such term
           ---------------------
in Section 7.03(b).

          "Acquisition Proposal" shall have the meaning ascribed to such term in
           --------------------
Section 7.03(d).

          "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
that controls, is controlled by or is under common control with the former
Person.

          "Agreement" shall mean the Agreement and Plan of Merger dated as of
           ---------
April 26, 1999 among Parent, Purchaser and the Company, including any amendments thereto and each Annex (including this Annex A) and Schedule thereto (including the Company's Disclosure Letter).

          "Balance Sheet Date" shall mean March 31, 1998.
           ------------------

          "Benefit Plans"  shall mean any employee pension benefit plan (whether
           -------------
or not insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any plans that would be employee pension benefit plans or employee welfare benefit plans if they were subject to ERISA, such as foreign plans and plans for directors, any employment contracts, severance or termination pay arrangements, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock or other stock plan (whether qualified or nonqualified), and any bonus or incentive compensation plan sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of any of the present or former directors, officers, employees, agents, consultants or other similar representatives providing services to or for the Company or any of its Subsidiaries in connection with such services or any such plans which have been so sponsored, maintained, or contributed to within six years prior to the date of this Agreement; provided, however, that such term shall not include (a) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday and sick or other leave policies, (b) workers compensation insurance and (c) directors and officers liability insurance.

          "Business Day" means any day other than a day on which banks in New
           ------------
York are authorized or obligated to be closed.

          "Certificate" shall mean an outstanding stock certificate which
           -----------
immediately prior to the Effective Time represented shares of Company Common Stock.

          "Certain Stockholders" shall have the meaning ascribed to such term in
           --------------------
the recitals to the Agreement.

          "Certificate of Merger" shall have the meaning ascribed to such term
           ---------------------
in Section 3.02.

          "CFIUS" shall mean Committee on Foreign Investment in the United
           -----
States, an interagency committee chaired by a representative of the United States Secretary of the Treasury.

          "Closing" shall have the meaning ascribed to such term in Section
           -------
4.04.

          "Closing Date" shall mean the date of the Closing as determined
           ------------
pursuant to Section 4.04.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and
           ----
the Regulations promulgated thereunder.

          "Company" shall mean FORE Systems, Inc., a Delaware corporation.
           -------

          "Company Common Stock" shall have the meaning ascribed to such term in
           --------------------
the recitals to the Agreement.

          "Company Option Plans" shall mean the Incentive Stock Option and
           --------------------
Nonqualified Stock Option Plan; the 1994 Stock Option Plan; the 1994 Employee Stock Purchase Plan; the 1995 Stock Incentive Plan; the 1996 Stock Option Plan; 1998 Stock Option Plan; the Berkeley Networks, Inc. Substitute Stock Option Plan; the Alantec Corporation Second Amended and Restated 1991 Stock Option Plan; the Alantec Corporation 1994 Stock Option Plan; and the Change in Control Separation Plan and any other arrangement pursuant to which options to acquire Company Common Stock have been granted to current or former directors or employees.

          "Company SEC Documents" shall have the meaning ascribed to such term
           ---------------------
in Section 5.07(a).

          "Company Stock Options" shall mean stock options granted pursuant to
           ---------------------
the Company Option Plans.

          "Company Stockholder Approval" shall have the meaning ascribed to such
           ----------------------------
term in Section 5.04(b).

          "Company Stockholders' Meeting" shall have the meaning ascribed to
           -----------------------------
such term in Section 3.07(b).

          "Company's Audited Consolidated Financial Statements" shall mean the
           ---------------------------------------------------
consolidated balance sheets of the Company and its Subsidiaries as of March 31, 1998 and March 31, 1997 and the related consolidated statements of income and cash flows for the fiscal years ended March 31, 1998, 1997 and 1996, together with the notes thereto, all as audited by Price Waterhouse LLP, under their report with respect thereto dated April 22, 1998 and included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 filed with the SEC.

          "Company's Consolidated Financial Statements" shall mean the Company's
           -------------------------------------------
Audited Consolidated Financial Statements and the Company's Unaudited Consolidated Financial Statements.

          "Company's Disclosure Letter" shall mean a letter dated the date of
           ---------------------------
the Agreement delivered by the Company to the Parent Companies concurrently with the execution of the Agreement, which, among other things, shall identify exceptions to the Company's representations and warranties contained in Article V and covenants contained in Article VII by specific section and subsection references.

          "Company's Unaudited Consolidated Financial Statements" shall mean the
           -----------------------------------------------------
unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1998, and the related consolidated statements of income and cash flows for the nine-month periods ended December 31, 1998 and December 31, 1997.

          "Copyrights" shall have the meanings ascribed to such term in Section
           ----------
5.18.

          "Confidentiality Agreement" shall mean that certain confidentiality
           -------------------------
agreement between Parent and the Company dated March 17, 1999.

          "Control Date" shall have the meaning ascribed to such term in Section
           ------------
2.04.

          "Court" shall mean any court of the United States, any foreign country
           -----
or any domestic or foreign state, and any political subdivision thereof, or any arbitration tribunal and shall include the European Court of Justice.

          "Current Benefit Plans" shall mean Benefit Plans that are sponsored,
           ---------------------
maintained, or contributed to by the Company or any of its Subsidiaries as of the date of this Agreement.

          "D&O Insurance" shall have the meaning ascribed to such term in
           -------------
Section 7.11(a).

          "Derivative Financial Instrument" shall have the meaning ascribed to
           -------------------------------
such term in Section 5.08(b).

          "DGCL" shall mean the General Corporation Law of the State of
           ----
Delaware.

          "Dissenting Shares" shall have the meaning ascribed to such term in
           -----------------
Section 4.03.

          "Effective Time" shall mean the date and time of the completion of the
           --------------
filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 3.02 or such later time as Parent and the Company may agree and specify in such certificate.

          "Environmental Law or Laws" shall mean any and all Laws, enforceable
           -------------------------
requirements or Orders of any Governmental Authority pertaining to health or the environment currently in effect and applicable to a specified Person and its Subsidiaries, including the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as
                                                                   ------
amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Hazardous & Solid Waste
                       ----
Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended ("OPA"), any state or local Laws
                                            ---
implementing the foregoing federal Laws, and all other environmental conservation or protection Laws. For purposes of the Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA; provided, however, that, to the extent the Laws of the state or locality in
--------  -------
which the property is located establish a meaning for "hazardous substance" or "release" that is broader than that specified in CERCLA, such broader meaning shall apply within the jurisdiction of such state or locality, and the term "hazardous substance" shall include all dehydration and treating wastes, waste (or spilled) oil, and waste (or spilled) petroleum products, by-products and derivatives thereof, polychlorinated biphenyls, asbestos, and radioactive material, even if such are specifically exempt from classification as hazardous substances or hazardous wastes pursuant to CERCLA or RCRA or the analogous statutes of any jurisdiction applicable to the specified Person or its Subsidiaries or any of their respective properties or assets.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended, and the Regulations promulgated thereunder.

          "European Antitrust Laws" shall have the meaning ascribed to such term
           -----------------------
in Section 5.05.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, and the
           ------------
Regulations promulgated thereunder.

          "Exchange Fund" shall mean the fund of cash deposited with the Paying
           -------------
Agent pursuant to Section 4.02.

          "Expenses" shall have the meaning ascribed to such term in the Option
           --------
Agreement.

          "Exon-Florio" shall mean Section 721 of the Defense Production Act, 50
           -----------
App. U.S.C.A. (S) 2170 (West 1991 & Supp. 1998).

          "Fiduciary Insurance" shall have the meaning ascribed to such term in
           -------------------
Section 7.11(a).

          "Filed Company SEC Documents" shall have the meaning ascribed to such
           ---------------------------
term by Section 5.09.

          "Financial Advisor" shall mean Goldman, Sachs & Co., the financial
           -----------------
advisor to the Company with respect to the Transactions.

          "Fully Diluted Shares" shall have the meaning ascribed to such term in
           --------------------
Annex B.

          "GAAP" shall mean accounting principles generally accepted in the
           ----
United States consistently applied by a specified Person.

          "Governmental Authority" shall mean any governmental agency or
           ----------------------
authority (other than a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended, and the Regulations promulgated thereunder.

          "Independent Directors" shall have the meaning ascribed to such term
           ---------------------
in Section 2.04.

          "Intellectual Property" shall have the meaning ascribed to such term
           ---------------------
in Section 5.18.

          "IRS" shall mean the Internal Revenue Service.
           ---

          "Knowledge" shall mean, with respect to either the Company or Parent,
           ---------
the actual knowledge (after reasonable inquiry) of, in the case of the Company, any executive officer of the Company listed in such party's 1998 annual report to stockholders and, in the case of Parent, any executive officer of Parent.

          "Laws" shall mean all laws, statutes, ordinances and Regulations of
           ----
the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, including all decisions of Courts having the effect of Law in each such jurisdiction.

          "Leaseholds" shall mean, with respect to any Person, all the right,
           ----------
title and interest of such Person as lessee or licensee, in, to and under leases, licenses, improvements and/or fixtures.

          "Licenses-In" shall have the meaning ascribed to such term in Section
           -----------
5.18.

          "Licenses-Out" shall have the meaning ascribed to such term in Section
           ------------
5.18.

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

          "Material" shall mean is or will be material to the business,
           --------
properties, assets, condition (financial and other) or results of operations of a specified Person and its Subsidiaries, if any, taken as a whole.

          "Material Adverse Effect" shall mean any change or effect that is
           -----------------------
material and adverse to the business, properties, assets, condition (financial and other) or results of operations of a specified Person and its Subsidiaries, if any, taken as a whole, including a material adverse effect on the ability of a specified Person to perform its obligations under each Transaction Agreement to which it is a party, other than any such effect arising out of or resulting from, in the case of a determination with respect to the Company and its Subsidiaries (i) changes in general economic conditions, (ii) general changes or developments in the industries in which the Company and its Subsidiaries operate and (iii) facts or events that are primarily and directly attributable to the announcement of this Agreement and the Transactions.

          "Material Business" shall have the meaning ascribed to such term in
           -----------------
Section 7.03(d).

          "Material Contract" shall mean each contract, lease, indenture,
           -----------------
agreement, arrangement or understanding to which the Company or any of its Subsidiaries is a party or to which any of the properties, assets or operations of the Company or any of its Subsidiaries is subject that is material to the business, properties, assets, condition (financial and other) or results of operations of the Company and its Subsidiaries, taken as a whole, including any SEC Contract.

          "Merger" shall have the meaning ascribed to such term in Section 3.01.
           ------

          "Merger Consideration" shall mean, as to any Certificate, the amount
           --------------------
to be paid to the holder thereof pursuant to the Merger, which amount shall be equal to the product of the number of shares of Company Common Stock evidenced by such Certificate, multiplied by the Per Share Merger Consideration.

          "Minimum Tender Condition" shall have the meaning ascribed to such
           ------------------------
term in Annex B.

          "NASD" shall mean the National Association of Securities Dealers, Inc.
           ----

          "Offer" shall have the meaning ascribed to such term in the recitals
           -----
to the Agreement.

          "Offer Closing Date" shall mean the date on which the acceptance for
           ------------------
payment and payment by Purchaser for shares of Company Common Stock tendered pursuant to the Offer occurs.

          "Offer Documents" shall have the meaning ascribed to such term in
           ---------------
Section 2.01(c).

          "Option Agreement" shall have the meaning ascribed to such term in the
           ----------------
recitals to the Agreement.

          "Order" shall mean any judgment, order or decree of any Court or
           -----
Governmental Authority, federal, foreign, state or local.

          "Parent" shall mean GEC Incorporated, a Delaware corporation.
           ------

          "Parent Companies" shall have the meaning ascribed to such term in the
           ----------------
first paragraph of the Agreement.

          "Patents" shall have the meaning ascribed to such term in Section
           -------
5.18.

          "Paying Agent" shall mean a bank or trust company designated and
           ------------
appointed by Parent to act in the capacities required thereof under Section
4.02.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.
           ----

          "Per Share Merger Consideration" shall have the meaning ascribed to
           ------------------------------
such term in Section 4.01(a).

          "Permits" shall mean any and all permits, licenses, authorizations,
           -------
orders, certificates, registrations or other approvals granted by any Governmental Authority.

          "Person" shall mean an individual, partnership, limited liability
           ------
company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Governmental Authority.

          "Proprietary Information" shall have the meaning ascribed to such term
           -----------------------
in Section 5.18.

          "Proxy Statement" shall mean a proxy statement conforming to the
           ---------------
requirements of the Exchange Act and
relating to the adoption of this Agreement by the Company's stockholders, if such adoption is required by Law.

          "Purchaser" shall mean GEC Acquisition Corp., a Delaware corporation
           ---------
and a wholly owned Subsidiary of Parent.

          "Qualifying Proposal" shall have the meaning ascribed to such term in
           -------------------
Section 7.03(d).

          "Regulation" shall mean any rule or regulation of any Governmental
           ----------
Authority having the effect of Law.

          "Reports" shall mean, with respect to a specified Person, all reports,
           -------
registrations, filings and other documents and instruments required to be filed by the specified Person or any of its Subsidiaries with any Governmental Authority (other than the SEC).

          "Representatives" shall have the meaning ascribed to such term in
           ---------------
Section 7.03(a).

          "Restricted Stock" shall have the meaning ascribed to such term in
           ----------------
Section 3.06(a).

          "Schedule 14D-1" shall have the meaning ascribed to such term in
           --------------
Section 2.01(c).

          "Schedule 14D-9" shall have the meaning ascribed to such term in
           --------------
Section 2.02.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "SEC Contract" shall mean any "material contract" within the meaning
           ------------
of Item 10 of Regulation S-K promulgated by the SEC.

          "SEC Reports" shall mean (a) all Annual Reports on Form 10-K, (b) all
           -----------
Quarterly Reports on Form 10-Q, (c) all proxy statements relating to meetings of stockholders (whether annual or special), (d) all Current Reports on Form 8-K and (e) all other reports, schedules, registration statements or other documents required to be filed during a specified period by a Person with the SEC pursuant to the Securities Act or the Exchange Act.

          "Section 262" shall have the meaning ascribed to such term in Section
           -----------
4.03.

          "Securities Act" shall mean the Securities Act of 1933 and the
           --------------
Regulations promulgated thereunder.

          "Software" shall have the meaning ascribed to such term in Section
           --------
5.18.

          "Stockholders Agreement" shall have the meaning ascribed to such term
           ----------------------
in the recitals to this Agreement.

          A "Subsidiary" of a specified Person shall mean any corporation,
             ----------
partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          "Surviving Corporation" shall mean the Company as the corporation
           ---------------------
surviving the Merger.

          "Tax" or "Taxes" shall mean all Federal, state, county, local,
           ---      -----
municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, premium, property, customs, net worth, capital gains, transfer, stamp, documentary, social security, environmental, alternative minimum, occupation, recapture and other taxes, and including all interest, penalties and additions imposed with respect to such amounts, and all amounts payable pursuant to any agreement or arrangement with respect to Taxes.

          "Taxing Authority" shall mean any domestic, foreign, federal,
           ----------------
national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

          "Tax Return" or "Tax Returns" shall mean all returns, declarations of
           ----------      -----------
estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, filed or to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

          "Terminated Benefit Plans" shall mean Benefit Plans that were
           ------------------------
sponsored, maintained, or contributed to by the Company or any of its Subsidiaries within six years prior to the date of the Agreement but which have been terminated prior to the date of the Agreement.

          "Termination Date" shall have the meaning ascribed to such term in
           ----------------
Section 9.01(c).

          "Termination Fee" shall have the meaning ascribed to such term in
           ---------------
Section 9.05(b).

          "Third Party Acquisition" shall mean (a) the acquisition of the
           -----------------------
Company by merger, consolidation, share exchange, recapitalization, liquidation, dissolution, business combination or other similar transaction by any Person (which includes for these purposes a "person" as defined in Section 13(d)(3) of the Exchange Act) other than Parent, Purchaser or any Affiliate thereof (a "Third Party"); (b) the acquisition by a Third Party of more than 50% of the
------------
assets of the Company and its Subsidiaries, taken as a whole; (c) the acquisition by a Third Party of 50% or more of the outstanding Company Common Stock or 50% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (d) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (e) the purchase by the Company or any of its Subsidiaries of more than 30% of the outstanding shares of Company Common Stock.

          "Trademarks" shall have the meaning ascribed to such term in Section
           ----------
5.18.

          "Transaction Agreements" shall mean, collectively, the Agreement, the
           ----------------------
Stockholders Agreement and the Option Agreement.

          "Transactions" shall mean, collectively, the transactions contemplated
           ------------
by the Transaction Agreements.

          "Voting Company Debt" shall have the meaning ascribed to such term in
           -------------------
Section 5.03(e).

                                                                         ANNEX B
                            CONDITIONS OF THE OFFER


          (a) Notwithstanding any other term of the Offer or the Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered shares of Company Common Stock promptly after the termination or withdrawal of the Offer), to pay for any shares of Company Common Stock tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Company Common Stock which would represent at least a majority of the Fully Diluted Shares (the "Minimum Tender Condition"), (ii) any waiting period under the HSR Act
 ------------------------
applicable to the purchase of shares of Company Common Stock pursuant to the Offer shall have expired or been terminated, (iii) the approvals under the European Antitrust Laws shall have been obtained from the applicable Governmental Authority and (iv) the period of time for any applicable review process by CFIUS under Exon-Florio shall have expired, and CFIUS shall not have taken any action or made any recommendation to the President of the United States to block or prevent the consummation of the Offer or the Merger. The term "Fully Diluted Shares" means all outstanding securities entitled generally
      --------------------
to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise or conversion of all options, warrants, rights and securities exercisable or convertible into such voting securities.

          (b) Furthermore, notwithstanding any other term of the Offer or the Agreement, Purchaser shall not be required to commence the Offer, accept for payment or, subject as aforesaid, pay for any shares of Company Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer, with the consent of the Company or if, at any time on or after the date of the Agreement and before the acceptance of such shares for payment or the payment therefor, any of the following conditions exists:

               (i) any representation and warranty of the Company in this Agreement that is qualified as to materiality shall not be true and correct or any such representation and warranty that is not so qualified shall not be true and correct in any material respect, as of the date of the Agreement and as of such time, except to the extent such representation and warranty expressly relates to an earlier date
          (in which case on and as of such earlier date) (provided that, in each
                                                          --------
          case, the condition set forth in this clause (i) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company);

               (ii) the Company shall have breached any of its covenants or agreements contained in the Agreement or the Option Agreement which materially adversely affects (or materially delays) the consummation of the Offer (it being understood that a breach of Section 7.12 of the Agreement shall not result in a failure of this condition to be satisfied unless such breach results in the failure of the condition specified in paragraph (i) above); or

               (iii) there shall be threatened or pending any suit, action or proceeding by any Governmental Authority, or any suit, action or proceeding brought by any other Person that has a reasonable likelihood of success, (A) challenging the acquisition by Parent or Purchaser of any Company Common Stock, seeking to restrain or prohibit the making or consummation of the Offer or the Merger, or seeking to obtain from the Company, Parent or any of their respective Subsidiaries or Affiliates any damages in an amount that would result in a Material Adverse Effect in respect of the Company, taken as a whole, and in the case of Parent or any of its Subsidiaries or Affiliates relating to the Transaction, (B) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries or Affiliates of any Material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries or Affiliates, or to compel the Company, Parent or any of their respective Subsidiaries or Affiliates to dispose of or hold separate any Material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries or Affiliates, as a result of the Offer, the Merger or any of the other Transactions or (C) which otherwise is reasonably likely to have a Material Adverse Effect on the Company;

               (iv) there shall be any statute, rule, regulation, legislation, interpretation, judgment, order or injunction threatened, proposed, sought, enacted, entered, enforced, promulgated, amended or issued with respect to, or deemed applicable to, or any consent or approval withheld with respect to, (A) Parent, the Company or any of their respective Subsidiaries or Affiliates or (B) the Offer or the Merger by any Governmental Authority that has or is reasonably likely to result, directly or indirectly, in any of the consequences referred to in paragraph (iii) above;

               (v) except as disclosed in the Company Disclosure Letter, since the date of the Agreement there shall have occurred any event, change, effect or development that, individually or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect on the Company;

               (vi) there shall have occurred and be continuing (A) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or in the United Kingdom,(B) a declaration of a banking moratorium by any Governmental Authority or any suspension of payments by any Governmental Authority in respect of banks in the United States or in the United Kingdom, (C) any general limitation (whether or not mandatory) by any Governmental Authority in the United States or in the United Kingdom on the extension of credit by banks or other lending institutions or (D) in the case of any of the foregoing existing on the date of the Agreement, a material acceleration or worsening thereof;

               (vii) any Person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Purchaser, any of its Affiliates, or any group of which any of them is a member shall have acquired beneficial ownership of more than 15% of the outstanding shares of Company Common Stock or shall have entered into a definitive agreement or an agreement in principle with the Company with respect to a tender offer or exchange offer for any shares of Company Common Stock or a merger, consolidation or other business combination with or involving the Company or any of its Subsidiaries; or

               (viii) the Agreement shall have been terminated in accordance with its terms;

which, in the sole and reasonable judgment of Purchaser or Parent, in any such case, and regardless of the circumstances giving rise to any such condition (including any action or inaction by Parent or any of its Affiliates), makes it inadvisable to proceed with such acceptance for payment or payment.

          The foregoing conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to such condition or may be waived by Purchaser and Parent in whole or in part at any time and from time to time in their sole and reasonable judgment; provided that the Minimum Tender Condition may be waived or
                     --------
modified only by the mutual consent of Purchaser and the Company. The failure by Parent, Purchaser or any other Affiliate of Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.